Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
DATED AS OF MARCH 31, 2015

BY AND BETWEEN

BRICKELL BIOTECH, INC. AND

KAKEN PHARMACEUTICAL CO., LTD.

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ARTICLE 1	DEFINITIONS 1

ARTICLE 2	LICENSES 13

2.1	License Grants 13

2.2	Additional Licensing Provisions 14

2.3	Performance by Affiliates, Subcontractors and Sublicensees 14

2.4	[***] 16

2.5	Field Expansion 16

2.6	Restrictive Covenants 16

2.7	[***] License Agreement 17

2.8	Disclaimer of Patent Application from License 18

ARTICLE 3	GOVERNANCE 18

3.1	Development and Regulatory Committee 18

3.2	Limits on JDRC and Committee Authority 20

3.3	Decision Making 20

3.4	Actions 20

3.5	Exchange of Information 20

3.6	Minutes of JDRC Meetings 20

ARTICLE 4	DEVELOPMENT 21

4.1	Overview 21

4.2	Development Activities, [***] Clinical Trials, Missed Development Dates and Compliance 22

4.3	Development Plan 23

4.4	Development Costs 24

4.5	Records, Reports and Information 25

4.6	Development Data 25

4.7	Right of Reference and Use 26

4.8	Access to Records 26

4.9	Rights to Audit 26

4.10	Dispute Resolution Procedures 27

ARTICLE 5	REGULATORY 27

5.1	Regulatory Filings and Regulatory Approvals 27

5.2	Communications 29

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5.3	Adverse Event Reporting; Safety Data Exchange and Medical Inquiries 29

5.4	Regulatory Authority Communications Received by a Party 30

5.5	Recall, Withdrawal, or Market Notification of Product 30

ARTICLE 6	COMMERCIALIZATION 31

6.1	Commercialization in the Field in the Territory 31

6.2	Commercialization Reports 31

6.3	Promotional Materials 32

6.4	Commercialization Data 32

6.5	Global Branding Strategy 32

ARTICLE 7	SUPPLY 33

7.1	Supply by [***] 33

7.2	Phase III Clinical Supply Agreement, Commercial Supply Agreement and Quality Agreements 33

7.3	Alternative Source of Phase III Clinical and Trial Commercial Supply 34

ARTICLE 8	PAYMENTS 34

8.1	Upfront Payment 34

8.2	Milestone Payments 34

8.3	Royalties 35

8.4	Taxes and Withholding 36

8.5	Currency Conversion 36

8.6	Late Payments 37

8.7	Records; Audits 37

ARTICLE 9	INTELLECTUAL PROPERTY MATTERS 38

9.1	Ownership of Intellectual Property 38

9.2	Disclosures; Disputes Regarding Inventions 38

9.3	Patent Filings, Prosecution and Maintenance 39

9.4	Defense and Enforcement of Patents 40

9.5	Patent Marking 44

9.6	Patent Challenge 44

ARTICLE 10	REPRESENTATIONS, WARRANTIES AND COVENANTS 44

10.1	Mutual Representations and Warranties 44

10.2	Additional Representations, Warranties and Covenants of Brickell 45

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10.3	Brickell Product Development 47

10.4	Disclaimer 47

10.5	No Other Representations or Warranties 47

ARTICLE 11	INDEMNIFICATION 47

11.1	Indemnification by Brickell 47

11.2	Indemnification by Kaken 47

11.3	Indemnification Procedures 48

11.4	Limitation of Liability 49

11.5	Insurance 50

ARTICLE 12	CONFIDENTIALITY 50

12.1	Confidential Information 50

12.2	Confidentiality Obligations 51

12.3	Permitted Disclosure and Use 51

12.4	Notification 52

12.5	Publicity; Filing of this Agreement 52

12.6	Publication 53

12.7	Use of Names 53

12.8	Survival 53

ARTICLE 13	TERM AND TERMINATION 53

13.1	Term 53

13.2	Termination for Breach 54

13.3	Termination as a Result of Bankruptcy 54

13.4	Termination by Kaken 54

ARTICLE 14	EFFECTS OF TERMINATION AND EXPIRATION 54

14.1	Termination By Brickell and Certain Terminations by Kaken 54

14.2	Termination by Kaken 56

14.3	Expiration of this Agreement 56

14.4	Accrued Rights 57

14.5	Survival 57

14.6	Remedies in Lieu of Termination 57

14.7	Rights in Bankruptcy 57

ARTICLE 15	DISPUTE RESOLUTION 58

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15.1	General 58

15.2	Disputes Arising Between the Parties 58

15.3	Dispute Resolutions 58

15.4	Patent and Trademark Dispute Resolution 58

15.5	Arbitration 58

15.6	Injunctive Relief 59

ARTICLE 16	GENERAL TERMS 59

16.1	Entire Agreement; Amendment 59

16.2	Force Majeure 59

16.3	Notices 59

16.4	No Strict Construction; Interpretation 60

16.5	Assignment and Delegation 60

16.6	Compliance with Applicable Law; Further Actions 61

16.7	Third Party Beneficiary 61

16.8	Severability 61

16.9	No Waiver 61

16.10	Independent Contractors 61

16.11	English Language; Governing Law 61

16.12	Counterparts 62

List of Schedules
Schedule 1.5 [***] Patents Schedules
Schedule 2.7 [***] License Agreement
Schedule 4.3.2 Initial Development Plan Overview
Schedule 7 Terms for Phase II and Phase III Clinical Supply Agreement

iv

LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
This License, Development and Commercialization Agreement (this “Agreement”), dated as of March 31, 2015 (the “Effective Date”), is made by and between Brickell Biotech, Inc., a Delaware corporation (“Brickell”) and Kaken Pharmaceutical Co. Ltd., a company legally organized and existing under the laws of Japan (“Kaken”). Brickell and Kaken are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Brickell has developed and is currently further developing a pharmaceutical product hereinafter defined as the Product for the treatment of [***];
WHEREAS, Kaken has significant experience in the development and commercialization of pharmaceutical products in the Territory; and WHEREAS, Kaken and Brickell desire to establish a collaboration for the further development and commercialization of the Product in the Field in the Territory.
NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
As used in this Agreement, the following initially capitalized terms shall have the meanings set forth in this Article 1 or as otherwise defined elsewhere in this Agreement:
1.1    “Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Party, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) shall be presumed to exist with respect to a Person in the event of the possession, direct or indirect, of (i) the power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities, by contract or otherwise), or (ii) at least fifty percent (50%) of the voting securities or other comparable equity interests. The Parties acknowledge that, in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case, such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct or cause the direction of the management and policies of such Person. For the avoidance of doubt, neither of the Parties shall be deemed to be an “Affiliate” of the other.
1.2    “[***] License Agreement” means that certain License Agreement, dated as of [***], by and among [***], as amended by [***].

1.3    “Brickell Invention” means an Invention that is made solely, or jointly with a Third Party, by an employee of Brickell or any of its Affiliates or a Person under an obligation of assignment to Brickell or any of its Affiliates in connection with the performance of Brickell’s obligations pursuant to this Agreement.
1.4    “Brickell Know-How” means all Know-How that (i) is Controlled by Brickell or any of its Affiliates as of the Effective Date which is necessary or reasonably useful for the Development or Commercialization of the Product in the Field in the Territory or Manufacture of the Product in the Field, including the Existing Development Data, or (ii) comes under the Control of Brickell during the Term (but excluding Brickell Inventions), which is necessary for the Development or Commercialization of the Product in the Field in the Territory or the Manufacture of the Product in the Field, including the New Brickell Development Data.
1.5    “Brickell Patent” means any Patent that (i) is Controlled by Brickell or any of its Affiliates as of the Effective Date, including the Patents listed in Schedule 1.5, which is necessary or reasonably useful for the Development or Commercialization of the Product in the Field in the Territory or the Manufacture of the Product in the Field, or (ii) comes under the Control of Brickell during the Term (but excluding Brickell Collaboration Patents), which is necessary for the Development or Commercialization of the Product in the Field in the Territory or the Manufacture of the Product in the Field.
1.6    “Brickell Technology” means the Brickell Patents, Brickell Collaboration Patents, Brickell Know-How and Brickell Inventions.
1.7    “Business Day” means a day (other than Saturday or Sunday) on which banks are open for business in Tokyo, Japan and in Miami, Florida, U.S.
1.8    “Change of Control” means, with respect to a Person, any of the following events: (i) any Person is or becomes the beneficial owner (except that a Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power represented by all shares of such Person’s outstanding capital stock; (ii) such Person consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into such Person, other than (A) a merger or consolidation which would result in the voting securities of such Person outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of such Person or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of such Person (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of all shares of capital stock of such Person or (iii) such Person transfers all or substantially all of its assets to any Person other than a wholly owned Affiliate of such Person.

1.9    “Clinical Trial” means human clinical studies in which the Product is administered or otherwise evaluated in humans, including any Phase IV Clinical Trials sponsored by either Party or co-sponsored by both Parties or investigator initiated human clinical studies funded or otherwise supported by either Party or both Parties.
1.10    “Commercialize”, “Commercializing” or “Commercialization” means all activities directed to the marketing, promotion, selling or offering for sale of a Product for an indication, including planning, market research, Pre-Marketing, advertising, educating, marketing, promoting, importing, exporting, distributing and post-marketing safety surveillance and reporting. For clarity, “Commercialization” shall not include any activities related to clinical research, Manufacturing or Development of the Product.
1.11    “Control” means, when used in reference to intellectual property, other intangible property, or materials, that a Party owns or has a license or sublicense to such intellectual property, other intangible property or materials, and has the ability to grant a license or sublicense or other right to use such intellectual property, other intangible property or materials, as applicable, as provided for herein.
1.12    “Cover(ed)” means, with respect to any Patent and the subject matter at issue, that, but for a license granted under a Valid Claim of such Patent, the manufacture, development, use, sale, offer for sale or importation of the subject matter at issue would infringe such Valid Claim.
1.13    “Develop”, “Developing” or “Development” means all activities relating to research, non-clinical, preclinical and clinical trials (including manufacture of Placebo), toxicology testing, statistical analysis and reporting, preparation and submission of applications for Regulatory Approval of the Product, necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining all Regulatory Approvals for the Product and all other development-related activities that are deemed by the JDRC to be commercially useful, but shall not include any activities related to Commercialization or Manufacture.
1.14    “Development Activities” means those Development activities undertaken by or on behalf of a Party or any of its Affiliates with respect to the Product in the Field in the Territory set forth in the applicable Development Plan.
1.15    “Development Costs” means the costs and expenses incurred by a Party or any of its Affiliates attributable to, or reasonably allocable to, the Development Activities set forth in the applicable Development Plan.
1.16    “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.
1.17    “Drug Substance” means [***].

1.18    “Ex-Territory Exclusive Development Activities” means those Development activities that are necessary for obtaining or maintaining Regulatory Approval for the Product in the Field outside the Territory other than U.S.-Japan Development Activities.
1.19    “Facility” means, as applicable, a Party’s Manufacturing facility and such other facilities used by such Party (or those of its Affiliates or Third Party contractors) in the manufacture, packaging, labeling or storage of (a) the Product or (b) materials utilized in the manufacture, packaging or labeling of the Product, in each case, with respect to the Product for Development or Commercialization in the Field in the Territory hereunder.
1.20    “FDA” means the U.S. Food and Drug Administration or its successor.
1.21    “Field” means the [***].
1.22    “First Commercial Sale” means the first sale of the Product in a given country or other regulatory jurisdiction in the Territory by or on behalf of Kaken, any of its Affiliates or sublicensees to a Third Party, [***], to the extent required for sale of a Product in a given country or regulatory jurisdiction, and any necessary labeling negotiations that may be required [***] for such Product in such country or regulatory jurisdiction.
1.23    “GAAP” means generally accepted accounting principles in the United States.
1.24    “Generic Version” means, with respect to the Product in a given country in the Territory, a Third Party pharmaceutical product (other than the Product hereunder) that: (i) contains the Drug Substance as the sole active ingredient and (ii) is legally saleable as a substitute for the Product in such country.
1.25    “Good Clinical Practices” or “GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable, (i) as set forth in European Commission Directive 2001/20/EC relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use, and brought into law by European Commission Directive 2005/28/EC laying down the principles and detailed guidelines for good clinical practice for investigational medicinal products, (ii) the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the European Union, (iii) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (iv) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, and (v) the equivalent Laws in any relevant country, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.26    “Good Laboratory Practices” or “GLP” means all applicable Good Laboratory Practice standards, including, as applicable, (i) as set forth in European Commission Directive 2004/10/EC relating to the application of the principles of good laboratory practices, as may be amended from time to time as well as any Rules Governing Medicinal Products in the European Community Vol. III, ISBN 92.825 9619-2 (ex - OECD principles of GLP), (ii) the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and (iii) the equivalent Laws in any relevant country, each as may be amended and applicable from time to time.
1.27    “Good Manufacturing Practices” or “GMP” means all applicable Good Manufacturing Practices including, (i) the applicable part of quality assurance to ensure that products are consistently produced and controlled in accordance with the quality standards appropriate for their intended use, as defined in European Commission Directive 2003/94/EC laying down the principals and guidelines of good manufacturing practice, (ii) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Sections 210, 211, 601 and 610, (iii) the Rules Governing Medicinal Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products, (iv) the principles detailed in the ICH Q7A guidelines, and (v) the equivalent Laws in any relevant country, each as may be amended and applicable from time to time.
1.28    “Governmental Authority” means any multinational, national, federal, prefectural, state, local, municipal or other governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal), in each case, having jurisdiction over the applicable subject matter.
1.29    “IFRS” means International Financial Reporting Standards, consistently applied.
1.30    “IND” means the equivalent application of an Investigational New Drug Application to the equivalent agency of the FDA in the Territory, such as a clinical trial application (“CTA”) or a clinical trial exemption (“CTX”), the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.
1.31    “Invention” means any invention or discovery, as determined in accordance with applicable Laws relating to inventorship in the country in which such invention or discovery is made.
1.32    “Japanese GAAP” means generally accepted accounting principles in Japan.
1.33    “JPY” means Japanese Yen and “Y” shall be interpreted accordingly.
1.34    “JNDA” means a Japanese New Drug Application as defined in the Pharmaceutical Affairs Law and the regulations promulgated thereunder.

1.35    “Joint Invention” means an Invention that is made jointly by an employee of, or Person under an obligation of assignment to, each of Brickell and Kaken or their respective Affiliates.
1.36    “Kaken Applied Know-How” means all Know-How that is (a) (i) Controlled by Kaken or any of its Affiliates as of the Effective Date or comes under the Control of Kaken or any of its Affiliates during the Term (other than as a result of the licenses granted by Brickell to Kaken under this Agreement), including the New Kaken Development Data, and (ii) incorporated by Kaken in the Product prior to any termination of this Agreement or (b) a Kaken Invention.
1.37    “Kaken Applied Patent” means any Patent that (a) (i) is Controlled by Kaken or any of its Affiliates as of the Effective Date or comes under the Control of Kaken or any of its Affiliates during the Term (other than as a result of the licenses granted by Brickell to Kaken under this Agreement) and (ii) claims any Kaken Applied Know-How or (b) is a Kaken Collaboration Patent.
1.38    “Kaken Applied Technology” means the Kaken Applied Know-How and the Kaken Applied Patents.
1.39    “Kaken Invention” means an Invention that is made, solely or jointly with a Third Party, by an employee of Kaken or any of its Affiliates or a Person under an obligation of assignment to Kaken or any of its Affiliates in connection with the performance of Kaken’s obligations pursuant to this Agreement.
1.40    “Know-How” means any proprietary data, results, material(s), technology, and nonpublic information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports and plans, market research, expertise, technology, test data (including pharmacological, biological, chemical, biochemical, toxicological, preclinical and clinical test data), analytical and quality control data, stability data, other study data and procedures.
1.41    “Laws” means all laws, statutes, rules, regulations, directives, decisions, ordinances of any Governmental Authority.
1.42    “Lien(s)” means any lien, encumbrance, security interest of any kind whatsoever including, but not limited to, interests arising from options, pledges, mortgages, indentures, security agreements, rights of first refusal or rights of pre-emption, irrespective of whether such Lien arises under any agreement, covenant, other instrument, the mere operation of statutory or other Laws or by means of a judgment, order or decree of any court, judicial or administrative authority, and also means any approval or consent required from a Third Party to the exercise or full vesting of a right or title.

1.43    “Manufacture” or “Manufacturing” means all activities related to the manufacturing of the Product, or any ingredient thereof (including the Drug Substance), including manufacturing for clinical use or commercial sale, in-process and Product testing, release of Product, quality assurance activities related to manufacturing and release of Product, handling and storage of Product and ongoing stability tests and regulatory activities related to any of the foregoing; provided, however, that, for purposes of clarity, “Manufacture” [***] unless mutually agreed to between the Parties.
1.44    “Manufacturing Cost” means, with respect to the Drug Substance, Product or Placebo, the costs calculated in accordance with GAAP, Japanese GAAP or IFRS that relate to the Drug Substance, Product or Placebo, respectively, that is either (1) supplied by a Third Party or (2) Manufactured directly by a Party or any of its Affiliates, determined in accordance with the Phase II Clinical Supply Agreement, Phase III Clinical Supply Agreement or Commercial Supply Agreement, as applicable.
1.45    “Manufacturing Development Activities” means development of test methods, stability testing, formulation development, process development, quality assurance activities, quality control activities, qualification and validation activities, analytic process development, manufacturing process validation, scale-up, and all other activities, including CMC-related activities, necessary for or related to the Manufacture of the Product for use in the Field.
1.46    “Manufacturing Party” means the Party performing Manufacturing activities for the Product.
1.47    “Marketing Authorization Application” or “MAA” means an application to the appropriate Regulatory Authority for approval to sell the Product (but excluding Pricing Approval) in any particular country or regulatory jurisdiction, including an NDA filed with the FDA in the United States and a JNDA filed with the MHLW in Japan.
1.48    “Medical Science Liaison” means an individual who is employed by or on behalf of Kaken or any of its Affiliates and who provides educational services and other educational efforts directed towards the medical and/or scientific community.
1.49    “MHLW’ means Japan’s Ministry of Health, Labor and Welfare.
1.50    “Net Sales” means the gross amount invoiced by or on behalf of Kaken or any of its Affiliates (or any permitted distributors) or sublicensees on account of sales of the Product, less the [***]:
(a)    [***];
(b)    [***];
(c)    [***]; and
(d)    [***].

A Product shall be considered [***]. In the event Kaken [***], and, in the [***].
[***], provided that [***].
Net Sales amounts shall be determined from the books and records of Kaken, its Affiliates and sublicensees maintained in accordance with Japanese GAAP.
1.51    “Patent Challenge” means the commencement of any interference or opposition proceeding or other challenge to the validity or enforceability of, or opposition to any extension of or the grant of a supplementary protection certificate with respect to a Patent.
1.52    “Patents” means patents and patent applications and all substitutions, divisions, continuations, continuations-in-part, any patent issued with respect to any such patent applications, any reissue, reexamination, utility models or designs, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all counterparts thereof in any country.
1.53    “Person” shall mean any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.
1.54    “Phase I Clinical Trial” means a human clinical trial that is intended to initially evaluate the safety and/or pharmokinetics of a product or that would otherwise satisfy the requirements of 21 C.F.R. 312.21(a), or an equivalent clinical trial in a country other than the United States.
1.55    “Phase II Clinical Trial” means a human clinical trial for which the primary endpoints include a determination of dose ranges or an indication of efficacy of a product in patients being studied as described in 21 C.F.R. 312.21(b), or an equivalent clinical trial in a country other than the United States.
1.56    “Phase IIA Clinical Trials” means one (1) or more human clinical trials to preliminarily evaluate efficiency and safety of a candidate drug in the targeted patient population over a range of doses.
1.57    “Phase DE Clinical Trials” means one (1) or more controlled clinical trial(s) to evaluate further the efficacy and safety of a candidate drug in the targeted patient population and to define the optimal dosing regimen.
1.58    “Phase III Clinical Trials” means a clinical trial identified as a Phase III clinical trial in the Development Plan and conducted as a pivotal trial for purposes of filing a MAA for a Product that provides for the clinical study of such Product on a sufficient number of patients to confirm with statistical significance the efficacy, and confirm the safety of such Product, sufficient to support such MAA for such Product.

1.59    “Phase IV Clinical Trials” means certain post-marketing studies to delineate additional information about a pharmaceutical product’s risks, benefits, and optimal use, commenced after receipt of regulatory approval for a product in the indication for which such trial is being conducted.
1.60    “Placebo” means a substance or mixture of substances lacking presence of Drug Substance, manufactured for purposes of control treatment in Clinical Trials. For purposes herein, Placebo refers to finished but unlabeled form of such substance.
1.61    “PMDA” means the Japanese Pharmaceuticals and Medical Devices Agency.
1.62    “Pre-Marketing” means all sales and marketing activities undertaken prior to and in preparation for the launch of the Product in the Territory. Pre-Marketing shall include market research, key opinion leader development, advisory boards, medical education, disease-related public relations, health care economic studies, sales force training and other pre-launch activities prior to the First Commercial Sale of the Product in a given country or other regulatory jurisdiction in the Territory.
1.63    “Pricing Approval” means the approval, agreement, determination or decision from a Governmental Authority establishing the price and/or reimbursement for the Product for sale in a given country or regulatory jurisdiction, as required by applicable Law in such country or other regulatory jurisdiction prior to the sale of the Product in such country or regulatory jurisdiction.
1.64    “Product” means a [***] containing the Drug Substance [***].
1.65    “Product Approval” means the approval of a Governmental Authority necessary for the marketing and sale of the Product in a given country or regulatory jurisdiction, which may include the approval of an MAA (but shall not include any Pricing Approvals).
1.66    “Product Complaint” means any written, verbal or electronic expression of dissatisfaction regarding any Product sold by or on behalf of Kaken (or any of its Affiliates or sublicensees) in the Territory, including reports of actual or suspected product tampering, contamination, mislabeling or inclusion of improper ingredients.
1.67    “Product Specifications” means those Manufacturing, performance, quality control release, and packaging and labeling specifications for the Product in the Territory, which are initially as set forth in the applicable Product Approval for the Product or are otherwise required for a Clinical Trial.
1.68    “Promotional Materials” means all written, printed, video or graphic advertising, promotional, educational and communication materials (other than the Product labels and package inserts) for marketing, advertising and promoting of the Product in the Field in the Territory, for use (i) by a sales representative or a Medical Science Liaison or (ii) in advertisements, web sites or direct mail pieces.

1.69    “Regulatory Approvals” means all necessary approvals (including INDs, Product Approvals, Pricing Approvals and, in each case any supplements and amendments thereto), licenses, registrations or authorizations of any Governmental Authority, necessary for the manufacture, distribution, use, promotion and sale of the Product in a given country or regulatory jurisdiction.
1.70    “Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval in such country or regulatory jurisdiction, including, (i) in the U.S., the FDA, and (ii) in Japan, the MHLW.
1.71    “Regulatory Costs” means the costs and expenses incurred by a Party or any of its Affiliates attributable to, or reasonably allocable to, the preparation, obtaining or maintaining of Regulatory Materials and Regulatory Approvals for the Product, including any filing fees.
1.72    “Regulatory Data” means any and all research data, pharmacology data, chemistry, manufacturing and control data, preclinical data, clinical data and all other documentation submitted, or required to be submitted, to Regulatory Authorities in association with Regulatory Filings for the Product (including any applicable Drug Master Files (“DMFs”), Chemistry, Manufacturing and Control (“CMC”) data, or similar documentation).
1.73    “Regulatory Exclusivity” means marketing or data exclusivity conferred by the applicable Regulatory Authority in a country or jurisdiction on the holder of a Product Approval for a pharmaceutical product in such country or jurisdiction, including, regulatory data exclusivity, orphan drug exclusivity, new chemical entity exclusivity and pediatric exclusivity.
1.74    “Regulatory Materials” means Regulatory Filings, notifications, communications, correspondence, registrations, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a Regulatory Authority that are necessary in order to Develop, Manufacture, obtain marketing authorization, market, sell or otherwise Commercialize the Product in a particular country or regulatory jurisdiction. Regulatory Materials include INDs, MAAs, presentations, responses, and applications for other Product Approvals.
1.75    “Regulatory Filings” means any filings that are required for any Regulatory Approval in the Territory.
1.76    “Royalty Term” means, [***].
1.77    “Territory” means [***].
1.78    “Territory Exclusive Development Activities” means those Development Activities [***] that are necessary for obtaining or maintaining [***] for the Product in the Field in the Territory.

1.79    “Third Party” means any Person other than Brickell or Kaken or their respective Affiliates.
1.80    “U.S.” means the United States of America and its possessions and territories.
1.81    “U.S.-Japan Development Activities” means all Development activities that are necessary solely for [***], which for clarity, include [***].
1.82    “U.S.-Japan Phase III Clinical Trial” mean the Phase III Clinical Trial conducted for purposes of [***] for which Brickell shall be responsible for [***] and for which Kaken shall be responsible for [***] and the other details of which shall be set forth in the Development Plan.
1.83    “U.S.-Japan Phase III Development Activities” means Development Activities related to the performance of the U.S.-Japan Phase III Clinical Trial.
1.84    “Valid Claim” means (a) a claim of an issued and unexpired Brickell Patent that (i) has not been rejected, revoked or held to be invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal can be further taken or (ii) has not been finally abandoned, disclaimed or admitted to be invalid or unenforceable through reissue or disclaimer or (b) a claim included in a pending patent application of a Brickell Patent (whether filed before or after the Effective Date).
Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “include”, “includes” and “including” are not limiting; (b) “hereof’, “hereto”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) words of one gender include the other gender; (d) references to a contract or other agreement mean such contract or other agreement as from time to time amended, modified or supplemented; (e) references to a Person are also to its permitted successors and assigns; (f) references to an “Article”, “Section”, “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement, unless expressly stated otherwise; and (g) references to a law include any amendment or modification to such law and any rules and regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules and regulations occurs, before or after the date of this Agreement.
Additional Definitions. The following terms have the meanings set forth in the corresponding Sections of this Agreement:

Term	Section
“Abandoned Collaboration Patents”	9.3.2
“Abandoned Joint Inventions”	9.3.2
“Agreement”	Preamble
“Audit”	8.7
“Audited Party”	8.7

“Auditing Party”	8.7
“Bankrupt Party”	14.6
“Breaching Party”	13.2
“Brickell”	Preamble
“Brickell Collaboration Patents”	9.1.1
“CMC”	1.72
“Commercial Supply Agreement”	7.2
“Confidential Information”	12.1
“Controlling Party”	9.4.1(a)
“CTA”	1.29
“CTX”	1.29
“Development Data”	4.6
“Development Plan”	4.3.1
“Development Supply Price”	7.1
“Disclosing Party”	12.1
“DMI’s”	1.72
“Effective Date”	Preamble
“Executive Officer”	15.2
“Existing Development Data”	4.6.1

“Global Branding Strategy”	6.5
“ICH”	1.25
“Indemnification Claim Notice”	11.3.1
“Indemnified Party” and “Indemnifying Party”	11.3.1
“Indemnitee” and “Indemnitees”	11.3.1
“Infringement Claim”	9.4.1
“Initial Development Plan Overview”	4.3.2
“Joint Collaboration Patents”	9.1.1
“Joint Collaboration Know-How”	9.1.1
“Joint Development and Regulatory	3.1
Committee” or “JDRC”
“Kaken”	Preamble
“Kaken Collaboration Patents”	9.1.1
“Kaken Funded Patent Rights”	9.3.1
“Losses”	11.1
“Milestone Notification Notice”	8.2
“New Brickell Development Data”	4.6.2
“New Development Data”	4.6.2
“New Kaken Development Data”	4.6.2
“New Indication”	2.5

“Party” or “Parties”	Preamble
“Patent Challenge”	9.6
“Phase II Clinical Supply Agreement”	7.2
“Phase III Clinical Supply Agreement”	7.2
“Quality Agreements”	7.2
“Receiving Party”	12.1
“Recovery”	9.4.2(c)(iv)
“Senior Officer”	4.10
“Term”	13.1
“Third Party Claim”	11.1
“Upfront Payment”	8.1
“VAT”	8.4(a)

ARTICLE 2
LICENSES
2.1    License Grants.
2.1.1    Grant to Kaken. Subject to the terms and conditions of this Agreement, Brickell hereby grants to Kaken during the Term the following licenses or sublicenses, as applicable, [***], and including [***]: (i) an [***], (ii) an [***], (iii) an [***], (iv) [***] and (v) an [***]. The licenses to Manufacture the Product and Drug Substance shall include the [***] without the prior written consent of Brickell not to be unreasonably withheld or delayed and, if Brickell denies such consent, Brickell shall outline its concerns in writing to Kaken and allow Kaken adequate opportunity to address Brickell’s concerns. For purposes of this Section 2.1.1, [***], except as otherwise noted.
2.1.2    Grant to Brickell. Subject to the terms and conditions of this Agreement, Kaken hereby grants to Brickell during the Term the following licenses or sublicenses, as applicable, each under [***], an [***]: (i) to [***] and (ii) to [***] and (iii) to [***] or to [***]. The licenses to Manufacture the Product and Drug Substance shall include the [***] (iii) shall [***] without the prior written consent of Kaken not to be unreasonably withheld or delayed and, if Kaken denies such consent, Kaken shall outline its concerns in writing to Brickell and allow Brickell an adequate opportunity to address Kaken’s concerns. For purposes of this Section 2.1.2, [***], except as otherwise noted.
2.2    Additional Licensing Provisions.
2.2.1    Negative Covenant. Each Party covenants that it will not use or practice any of the other Party’s Patent rights or other intellectual property rights licensed (or sublicensed, as applicable) to it under this Article 2 except for the purposes expressly permitted in the applicable license grant.

2.2.2    No Implied Licenses; Retained Rights. Except as explicitly set forth in this Agreement, neither Party grants any license, express or implied, under its intellectual property rights to the other Party, whether by implication, estoppel or otherwise.
2.2.3    Registration with Patent Offices. [***] as an [***] and other similar Regulatory Authorities in other countries of the Territory and Brickell shall cooperate with Kaken to effect such registration. Kaken shall cooperate with Brickell and file any required documentation with Governmental Authorities to remove such registration upon the expiration or termination of this Agreement.
2.3    Performance by Affiliates, Subcontractors and Sublicensees
2.3.1    Performance by Affiliates. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates; provided, however, that each Party shall remain responsible for and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Each Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed against an Affiliate, for any obligation or performance hereunder prior to proceeding directly against such Party. Wherever in this Agreement the Parties delegate responsibility to Affiliates, the Parties agree that such entities may not make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way.
2.3.2    Subcontractors. Each Party shall ensure that each of its subcontractors accepts and complies with all of the terms and conditions of this Agreement (including, without limitation, Section 2.6), and such Party shall guarantee its subcontractors’ performance under this Agreement. Each Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed against a subcontractor, for any obligation or performance hereunder prior to proceeding directly against such Party.
2.3.3    Sublicenses. Subject to the penultimate sentence of Section 2.1.1, [***] under the license granted pursuant to Section 2.1.1 at any given time during the Term [***]; provided, however, that, with respect to each such sublicense (i) Brickell shall be notified in writing at least twenty (20) Business Days in advance of the grant (including a description of the rights to be granted, the identity of the sublicensee and the countries involved), and (ii) Kaken shall obtain the prior written consent of Brickell thereto, such consent not to be unreasonably withheld. Subject to the penultimate sentence of Section 2.1.2, [***] under the license granted pursuant to Section 2.1.2 at any given time during the Term [***]; provided, however, that, with respect to each such sublicense. Kaken shall be notified in writing within twenty (20) Business Days of the grant (including a description of the rights to be granted, the identity of the sublicensee and the countries involved).
2.3.4    Conditions Applicable to Sublicensees and Subcontractors. Each Party shall ensure that each of its sublicensees and subcontractors accepts and complies with all applicable terms and conditions of this Agreement, and each Party shall remain responsible for, and shall guarantee, the performance of its sublicensees and subcontractors hereunder, and any such sublicense or subcontract shall (a) be subject and subordinate to the terms and conditions of this Agreement, (b) contain terms and conditions which are consistent with the terms and conditions of this Agreement, (c) not in any way diminish, reduce or eliminate any of its obligations under this Agreement, and (d) impose on the sublicensee or subcontractor all applicable obligations under the terms of this Agreement, including the reporting, audit, inspection and confidentiality provisions hereunder, as well as a provision prohibiting such sublicensee or subcontractor from further sublicensing or subcontracting. Each Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed against a sublicensee or subcontractor, for any obligation or performance hereunder prior to proceeding directly against such Party. In addition, Kaken agrees to [***].
2.4    [***]. From the [***], each Party hereby covenants that it shall not (and shall cause its Affiliates not to) [***] pursuant to this Agreement. From the Effective Date until the [***], each Party hereby covenants that it shall not (and shall cause its Affiliates not to) [***] pursuant to this Agreement. Notwithstanding the foregoing, [***].
2.5    Field Expansion. If either Party wishes to [***] the Product [***], then such Party shall notify the other Party in writing of its proposal to expand the Field to include [***]; provided, however, that any such expansion of the Field shall be in [***], including the [***]. Within ninety (90) days of the receipt of such notice, the other Party shall notify the proposing Party whether or not it wishes to participate [***]. If the Parties so agree to such expansion of the Field to include [***], the Parties shall amend this Agreement to give effect to such expanded Field; provided, however, that, if [***], but shall be free to Develop and Commercialize the Product in the New Indication in the Territory at any time after First Commercial Sale of the Product in the Field in the Territory. For clarity, [***].
2.6    Restrictive Covenants.
2.6.1    Ex-Territory Activities. Kaken hereby covenants and agrees that it shall not (and shall cause its Affiliates, sublicensees and subcontractors not to), either directly or indirectly, market, distribute or sell the Product [***]. Without limiting the generality of the foregoing, with respect to [***], Kaken [***] (i) engage in [***].
2.6.2    Ex-Field Activities. Kaken hereby covenants and agrees that it shall not (and shall cause its Affiliates, sublicensees and subcontractors not to), either directly or indirectly, market, distribute or sell the Product [***]. Without limiting the generality of the foregoing, Kaken [***] (i) engage [***].
2.6.3    Kaken Contracts. In the event that Kaken (or any of its Affiliates) enters into any agreement with a subcontractor (including any distributor or wholesaler) or a sublicensee for the Product, it shall include in any and all such agreements provisions substantially similar to those set forth in Sections 2.6.1 and 2.6.2, such that such subcontractor or sublicensee, as applicable, shall only be authorized to [***].

2.6.4    Within-Territory Activities. Brickell hereby covenants and agrees that it [***]. Without limiting the generality of the foregoing, with respect to such countries within the Territory, Brickell [***].
2.6.5    Brickell Contracts. In the event that Brickell (or any of its Affiliates) enters into any agreements with a subcontractor (including, any distributors or wholesalers) or a sublicensee for the Product, it shall include in any and all said agreements provisions substantially similar to those set forth [***], such that such subcontractor or sublicensee, as applicable, shall only be authorized to [***].
2.6.6    Jurisdictional Compliance. It is the desire and intent of the Parties that the restrictive covenants contained in this Section 2.6 be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Brickell and Kaken believe that the restrictive covenants in this Section 2.6 are valid and enforceable, However, if any restrictive covenant should for any reason become or be declared by a competent court or competition authority to be invalid or unenforceable in any jurisdiction, such restrictive covenant shall be deemed to have been amended to the extent necessary in order that such provision be valid and enforceable, and such amendment shall apply only with respect to the operation of such provision of this Section 2.6 in the particular jurisdiction in which such declaration is made.
2.7    [***] License Agreement. Brickell represents and warrants to Kaken that the license agreement attached to this Agreement [***] is a true copy of the [***] and is complete other than for material financial terms which have been redacted, the [***] is in full force and effect and to Brickell’s knowledge no facts exist that would entitle any party thereto to terminate the [***] or take legal action material adverse to the interests of either party [***]or to the Parties to this Agreement. Brickell shall not [***] or agree or consent to any further amendments [***] that would adversely affect Kaken’s rights under this Agreement without the prior written consent of Kaken. Brickell shall comply with all material terms of [***] and each Party shall take any action reasonably requested by the other Party to prevent [***]. Promptly after the Effective Date, Brickell shall [***] reasonably satisfactory to Kaken that provides [***] on the same or substantially similar terms as set forth in [***]. Additionally, Brickell shall promptly notify Kaken in writing in the event [***] and, if Brickell fails [***], and, in such case, without limiting any legal, equitable or other remedies that Kaken may have under applicable Law or this Agreement, Kaken shall have the right to [***].
2.8    Disclaimer of Patent Application from License. If at any time Kaken no longer wishes to have a license to any patent applications included in the Brickell Patents other than any patent applications listed on Schedule 1.5 and any claims thereof including any substitutions, divisions, continuations or continuations-in-part, then Kaken [***], and the claims in such patent application, whether or not such claims subsequently issue as a patent, shall [***] for purposes of this Agreement.
ARTICLE 3
GOVERNANCE

3.1    Development and Regulatory Committee. Within thirty (30) days after the Effective Date, the Parties shall establish a joint development and regulatory committee (the “Joint Development and Regulatory Committee” or “JDRC”), which shall consist of [***]. Each of Kaken and Brickell may replace any or all of its representatives on the JDRC at any time upon written notice to the other Party. Such representatives shall [***]. A Party may designate a substitute to temporarily attend and perform the functions of such Party’s designee at any meeting of the JDRC. Meetings of the JDRC shall commence at a time to be mutually agreed upon by the Parties and the JDRC shall meet [***], and in any case more or less frequently as Kaken and Brickell deem appropriate or as reasonably requested by either such Party, on such dates and at such places and times as the Parties shall agree. Meetings of the JDRC shall be in the form determined by the JDRC, which shall be either in person or by telephone or videoconference. Any meetings of the JDRC that are held in person shall alternate between the offices of Kaken and Brickell, or such other place as the Parties may agree. The members of the JDRC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate. Kaken and Brickell each may, on advance notice to the other Party, invite non-member employees of such Party to attend meetings of the JDRC. The JDRC shall perform the following functions:
3.1.1    Review and discuss the Development Plan and any material amendments thereto;
3.1.2    Review and discuss any matters related to Regulatory Approvals for the Product in the Field in the Territory;
3.1.3    Review, coordinate and discuss the overall strategy for Developing the Product in the Field in the Territory, including the overall strategy for seeking Regulatory Approvals for the Product in the Field in the Territory;
3.1.4    Coordinate the preparation and implementation of the Development Plan;
3.1.5    Facilitate the exchange of information between the Parties regarding the strategy for implementing the Development Activities, including sharing Development Data created pursuant to this Agreement and establishing procedures for the efficient sharing of information and materials necessary or useful for the Development of the Product in the Field in the Territory and in the U.S.;
3.1.6    Ensure guidance, consultancy and access by both Parties to CMC information and data in support of filings, facility inspections and Product launch in the Territory and in the U.S.;
3.1.7    Review the design of the clinical trial protocols and endpoints the conduct of all Clinical Trials included in the Development Activities as set forth in the Development Plan;

3.1.8    Facilitate the exchange of information between the Parties regarding the development and contents of all submissions to Regulatory Authorities in the Territory for Regulatory Approvals and all necessary filing and registration activities related thereto;
3.1.9    Review and discuss any Manufacturing Development Activities being performed by the Parties under the Development Plan and coordinate on the requirements for formulation of the Product in the U.S. and the Territory;
3.1.10    Review and discuss any proposal to change the formulation of the Product for use in any Development Activities set forth in the applicable Development Plan;
3.1.11    Review issues regarding pharmacovigilance and safety regarding the Product in the Territory and outside the Territory; and
3.1.12    Have such other responsibilities as may be mutually agreed by the Parties in writing from time to time.
3.2    Limits on JDRC and Committee Authority. The JDRC shall not [***]. In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JDRC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. For clarity, the JDRC and any other Committee shall have [***].
3.3    Decision Making. The Parties shall make decisions with respect to the matters set forth in Section 3.1 that are discussed by the JDRC. All decisions of the Parties with respect to the matter set forth in Section 3.1 shall be made by [***], with Kaken and Brickell each having [***]. If the Parties cannot reach consensus within twenty (20) days after discussing the matter and attempting to reach such consensus, the disputed matter may be referred to the Senior Officers for resolution pursuant to Section 4.10.
3.4    Actions. In developing strategies, making decisions and exercising its rights under this Agreement (including acting through its representatives on any of the JDRC), each Party shall act in good faith and use its commercially reasonable efforts to achieve the goals of the then-current Development Plan.
3.5    Exchange of Information. Each Party shall keep the other Party fully and promptly informed as to its progress and activities relating to the Development of the Product in the Territory and outside the Territory, including with respect to regulatory matters and meetings with Regulatory Authorities, primarily by way of updates to the JDRC at their meetings, or as reasonably requested from time to time by the other Party.
3.6    Minutes of JDRC Meetings. Any minutes of all JDRC meetings shall be finalized in English no later than thirty (30) days after the meeting to which the minutes pertain. Any minutes of JDRC meetings that may be prepared shall have no legal effect whatsoever nor shall act in any way to amend this Agreement or otherwise alter any of the Parties rights and obligations set forth herein.
ARTICLE 4
DEVELOPMENT
4.1    Overview.
4.1.1    Overview of Development. Subject to the terms and conditions of this Agreement, the Parties shall collaborate with respect to the Development of the Product as set forth in the Development Plan. Each Party shall utilize adequately skilled personnel to perform or oversee, as applicable, the Development Activities assigned to it under the Development Plan. Kaken shall be assigned and perform the [***], which shall consist of [***]. Brickell shall perform, or have performed, [***] to be performed by Kaken and referenced in the Initial Development Plan Overview and Manufacturing Development Activities assigned to Kaken in accordance with [***] and [***]. For clarity, [***].
4.1.2    Manufacturing Development Activities. Subject to the terms and conditions of this Agreement, the Parties shall collaborate with respect to the Manufacturing Development Activities for the Product as set forth in the Development Plan. Each Party shall utilize adequately skilled personnel to perform or oversee, as applicable, the Manufacturing Development Activities assigned to it under the Development Plan. The Parties shall [***]. Brickell shall perform all Manufacturing Development Activities in connection with its clinical supply obligations under Article 7. Kaken shall perform all Manufacturing Development Activities in connection with its clinical and commercial supply obligations under Article 7 (including supply to Brickell). Notwithstanding anything to the contrary contained in this Agreement, [***].
4.1.3    Certain Additional Restrictions. Kaken agrees and acknowledges that it and its Affiliates and sublicensees [***] except in accordance with a Development Plan established pursuant to this Agreement. Brickell agrees and acknowledges that it and its Affiliates and sublicensees [***] except in accordance with a Development Plan established pursuant to this Agreement and as otherwise permitted by the terms of this Agreement. Kaken shall [***] under the Development Plan, upon the occurrence of (a) any of the events set forth in [***], (b) [***] after Kaken provides written notice thereof to Brickell or (c) Brickell [***]. For clarity, in no event [***].
4.2    Development Activities, [***] Clinical Trials, Missed Development Dates and Compliance.
4.2.1    Development Activities. Each Party shall [***] to carry out the Development Activities to be assigned to it under the Development Plan and in accordance with the time frames to be set forth in the Development Plan. Without limiting the generality of the foregoing:

(a)    Kaken shall [***] to conduct the [***] set forth in the Development Plan in accordance within the timelines set forth in the Development Plan;
(b)    Kaken shall [***] to conduct the Phase I Clinical Trial set forth in the Development Plan for the Product [***] within the timelines set forth in the Development Plan;
(c)    Kaken shall [***] to conduct the [***] set forth in the Development Plan for the Product [***] within the timelines set forth in the Development Plan; and
(d)    Brickell shall [***] to conduct the [***] set forth in the Development Plan for the Product [***] and provide Kaken with the clinical study report for such [***].
4.2.2    [***] Clinical Trials. Either Party [***]and Kaken may thereafter have the rights to Develop, Commercialize and Manufacture the Product [***] if: (i) [***] within the time period established by the JDRC for initiating such [***] as set forth in the Development Plan, (ii) the Regulatory Authorities in Japan request that Kaken [***] proposed to be used for the Product in the [***]or (iii) Regulatory Authorities in Japan or the United [***] would need to be different in order to obtain Regulatory Approvals in [***] and such differences relate to Manufacturing Development Activities, including, for example, requiring [***].
4.2.3    Missed Development Dates. Each Party shall promptly inform the other Party upon determining that it is likely to miss a Development date set forth in the Development Plan. To the extent that a Party (or any of its Affiliates) misses such a date by four (4) weeks or more, such Party shall provide to the JDRC a full explanation for such event.
4.2.4    Compliance. Each Party shall conduct its Development Activities, and Manufacturing Development Activities set forth in the applicable Development Plan, consistent with sound and ethical business and scientific practices, and in compliance with all applicable Laws, GCPs, GLPs and to the extent applicable, GMPs.
4.3    Development Plan.
4.3.1    General. In connection with the Development of the Product for use in the Field in the Territory, the Parties shall conduct the Development Activities pursuant to a comprehensive development plan (the “Development Plan”). The Development Plan shall set forth, among other things, the following with respect to the Product in the Field in the Territory:
(a)    any preclinical studies, toxicology studies, pharmaco-economic studies, process development studies and other clinical studies, in each case, together with all protocols, endpoints and investigators conducting such studies, provided however, that the Development Plan shall provide that [***] referenced in the Initial Development Plan Overview with the formulation of the Product being used by Brickell in the U.S. as of the Effective Date;

(b)    any post-Product Approval clinical trials and studies, including Phase IV Clinical Trials;
(c)    all regulatory plans and other elements of obtaining and maintaining Regulatory Approvals in the Field;
(d)    subject to the provisions of Section 4.1.1, the allocation of the Development Activities, and the Manufacturing Development Activities set forth in the applicable Development Plan, in each case to be conducted by each Party and the timeline for completing such Development Activities and Manufacturing Development Activities, provided however, that [***];
(e)    the plans and timeline for preparing and obtaining Regulatory Approvals; and
(f)    the Manufacturing Development Activities, as well as the plans, amounts and timelines for the Manufacture and supply of Product, necessary for the Development Activities, including the [***] set forth in the applicable Development Plan, taking into account [***].
4.3.2    Initial Development Plan. An overview of the initial Development Plan for the Development of the Product is attached to this Agreement as Schedule 4.3.2 (the “Initial Development Plan Overview”). On or before the date that is sixty (60) days after the Effective Date, the JDRC shall meet to prepare the initial Development Plan which shall be based on the Initial Development Plan Overview. Upon completion, the initial Development Plan shall be provided to the Parties for their written approval. If both Parties provide their written approval then the initial Development Plan shall be the Development Plan for purposes of this Agreement. If the Parties do not provide their written approval of the initial Development Plan within ninety (90) days after receiving it representatives of the Parties including each Party’s JDRC members shall meet and attempt to reach agreement on the Development Plan. If after thirty (30) days the Parties cannot reach agreement on the Development Plan the dispute shall be resolved pursuant to Section 4.10.
4.3.3    Updating and Amending Development Plan and Additional Development Activities.
(a)    On or before [***] during the Term beginning in the year after the year in which the initial Development Plan was approved pursuant to Section 4.3.2, the JDRC shall review and prepare a draft updated Development Plan which shall cover the Development Activities to be conducted during the upcoming calendar year, and the JDRC shall, on at least a quarterly basis, review and make suggestions to the Parties for amending the then-current Development Plan to reflect any changes, reprioritizations of, or additions to the Development Plan.
(b)    Any and all changes to the Development Plan shall only be effective when in writing and signed by an authorized representative of both Parties. Once approved by the Parties, each amended Development Plan shall become effective and supersede the previous Development Plan as of the date of such approval. Any disputes with respect to the Development Plan shall be resolved pursuant to Section 4.10.
4.4    Development Costs.
4.4.1    Territory Exclusive Development Activities. [***].
4.4.2    Ex-Territory Exclusive Development Activities. [***].
4.4.3    [***] Development Activities. Kaken shall bear all Development Costs for U.S.-Japan Phase III Development Activities [***].
4.4.4    Other [***] Development Activities.
4.5    Records, Reports and Information.
4.5.1    General. Each Party shall maintain current and accurate records of all work conducted by it under the Development Plan and all data and other information resulting from such work. Such records shall include, as applicable, books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof (e.g., samples of materials and other graphic or written data generated in connection with the Development Activities). Such records shall properly reflect all work done and results achieved in the performance of the Development Activities in sufficient detail and in good scientific manner appropriate for regulatory and patent purposes. Each Party shall document all preclinical studies and clinical trials to be conducted pursuant to the Development Plan in formal written study reports according to applicable national and international (e.g., ICH, GCP and GLP) guidelines.
4.5.2    Status Updates in the Territory. Each Party shall provide the JDRC with reports detailing its respective Development Activities under the Development Plan and the results thereof at least five (5) Business Days prior to any JDRC meeting and provide updates regarding communications with Regulatory Authorities during the JDRC meetings. Without limiting the foregoing, each Party shall promptly, but in any event within five (5) Business Days after receipt thereof, provide to the other Party copies of any material documents or correspondence received from any Regulatory Authority related to Development Activities in the U.S. and Japan.
4.6    Development Data.
4.6.1    Existing Development Data. Subject to the rights and licenses granted to Kaken herein, [***]. Within thirty (30) days after execution of this Agreement, Brickell shall provide Kaken with copies of all material reports of [***] as of the Effective Date in its (or any of its Affiliates’) possession or control.
4.6.2    New Development Data. All data, know-how and other results generated by or resulting from or in connection with the conduct of Development Activities shall be owned

[***]. Such data shall include [***]. Such data (i) [***], (ii) if generated by or resulting from or in connection with [***], and (iii) shall be referred [***] whether generated by one or both Parties (or their respective Affiliates or sublicensees). The Party generating [***] shall as soon as reasonably practical provide the other Party with copies of reports and summaries in English of such [***].
4.6.3    Preservation of Development Data. Each Party shall preserve and provide the other Party with a right to access or a right to reference all Existing Development Data and all New Development Data in order to allow each Party to comply with applicable Law.
4.7    Right of Reference and Use. Subject to the terms of Sections 2.3, 2.4, 2.5 and 2.6, [***] for the purposes of performing Development Activities and Commercialization activities pursuant to this Agreement. Subject to the terms of Sections 2.3, 2.4, and 2.6, [***]. Brickell may further [***].
4.8    Access to Records. Brickell shall have the right, not more than one (1) time per calendar year, to review all records under the Development Plan maintained by Kaken at reasonable times, upon written request; provided, however, that Kaken shall have the right to redact any portions thereof not solely related to the Development of the Product for use in the Field in the Territory. Kaken shall have the right, not more than one (I) time per calendar year, to review all records under the Development Plan maintained by Brickell at reasonable times, upon written request; provided, however, that Brickell shall have the right to redact any portions thereof not solely related to the Development of the Product.
4.9    Rights to Audit.
4.9.1    Kaken shall ensure that Brickell’s authorized representatives and any Regulatory Authorities, to the extent permitted by applicable Law, may, during regular business hours and upon reasonable advance written notice, not more than once annually (except for cause), (i) examine and inspect its facilities or, subject to any Third Party confidentiality restrictions and other obligations, the facilities of any subcontractor or any investigator site used by it in the performance of Development of the Product in the Field in the Territory hereunder, and (ii) subject to applicable Law and any Third Party confidentiality restrictions and other obligations, inspect all data, documentation and work product relating to the activities performed by it, the subcontractor or investigator site, including the medical records of any patient participating in any clinical study, in each case generated pursuant to the said Development. This right to inspect all data, documentation, and work product relating to the Product in the Field in the Territory may be exercised at any time during the Term upon reasonable notice (subject to each Party’s record retention policies then in effect), or such longer period as shall be required by applicable Law.
4.9.2    Brickell shall ensure that Kaken’s authorized representatives and any Regulatory Authorities, to the extent permitted by applicable Law, may, during regular business hours and upon reasonable advance written notice, not more than once annually (except for cause), (i) examine and inspect its facilities or, subject to any Third Party confidentiality restrictions and other obligations, the facilities of any subcontractor or any investigator site used by it in the performance of Development of the Product in accordance with this Agreement, and (H) subject to applicable Law and any Third Party confidentiality restrictions and other obligations, inspect all data, documentation and work product relating to the activities performed by it, the subcontractor or investigator site, including the medical records of any patient participating in any clinical study, in each case generated pursuant to the said Development under the Development Plan. This right to inspect all data, documentation, and work product relating to the Product may be exercised at any time during the Term upon reasonable notice (subject to each Party’s record retention policies then in effect), or such longer period as shall be required by applicable Law.
4.10    Dispute Resolution Procedures. With respect to all disputes arising between the Parties related to matters discussed by JDRC or otherwise related to Development of the Product, if the Parties are unable to resolve such dispute pursuant to Section 3.3 within the time period set forth therein then, either Party may refer such dispute in writing to the President of each of the Parties, or a designee from senior management with decision-making authority (the President or such designee, the “Senior Officer”), for attempted resolution by good-faith negotiations within fifteen (15) calendar days after such notice is received. If the Senior Officers are unable to resolve such dispute within ten (10) calendar days after such dispute is first referred to them pursuant to this Section 4.10, then:
4.10.1    If the dispute relates to any U.S.-Japan Development Activities, then Brickell shall have the final decision making authority;
4.10.2    If the dispute relates to any Territory Exclusive Development Activities, then Kaken shall have the final decision making authority;
4.10.3    If the dispute relates to any Ex-Territory Exclusive Development Activities, then Brickell shall have the final decision making authority; and
4.10.4    If the dispute relates to any Manufacturing Development Activities, then Brickell shall have the final decision making authority. Notwithstanding the foregoing, if Kaken is entitled to exercise its rights set forth in the penultimate sentence of Section 4.1.2, then Kaken shall have final decision making for Manufacturing Development Activities for the Product for use in the Field in the Territory and Brickell shall have final decision making for all other Manufacturing Development Activities for the Product.
In resolving a dispute hereunder, each Party shall act in good faith. Nothing in this Section 4.10 shall affect the right of a Party to exercise its rights or remedies for a breach of this Agreement by the other Party.
ARTICLE 5
REGULATORY
5.1    Regulatory Filings and Regulatory Approvals
5.1.1    General Responsibilities; Ownership of Regulatory Approvals. [***].

5.1.2    Reporting. Kaken shall provide Brickell with summaries (in English) of the IND and NDA submitted to Governmental Authorities in the Territory prior to filing thereof to give Brickell a reasonable opportunity to review prior to filing thereof.
5.1.3    Brickell Cooperation. Brickell shall cooperate in good faith with and provide reasonable assistance to Kaken in connection with all activities undertaken by Kaken relating to the obtaining and maintaining of the Regulatory Approvals.
5.1.4    Copies. Kaken shall provide to Brickell: (A) copies in electronic form containing each Regulatory Filing described in Section 5.1.2 as submitted and all Regulatory Data relevant thereto (in the original language in which it was filed) promptly following such submission, (B) summaries (in English) of each Regulatory Filing as submitted, if any, as soon as reasonably practicable following submission thereof.
5.1.5    Ownership. [***].
5.1.6    Right of Reference. Brickell, its Affiliates, and their sublicensees, shall [***] (subject to the last two sentences of Section 2.5) in connection with the Development, Commercialization and Manufacture of the Product in a manner consistent and fully in accordance with the terms of this Agreement. [***].
5.1.7    Provision of Regulatory Information to Kaken. Brickell shall provide Kaken with summaries of the IND and NDA submitted to Governmental Authorities [***] that are required for any Regulatory Approval for the Product filed by or on behalf of, and Controlled by, Brickell and all Regulatory Data relevant thereto, and [***] solely to support its Development Activities and Commercialization of the Product in the Field in the Territory and in accordance with the terms of this Agreement.
5.1.8    Certain Regulatory Approvals.
(a)    Pricing Approvals. To the extent that [***] requires Pricing Approval for sale of the Product in the Field in such country or regulatory jurisdiction, Kaken shall (to the extent permitted by applicable Laws) [***] toward obtaining and maintaining Pricing Approvals [***], in its own name or the name of its sublicensees.
(b)    Manufacturing Approvals and Manufacturing Related Sections. [***], including any DMFs and CMC (or equivalent) sections of any Regulatory Materials, and will provide such Regulatory Materials [***].
5.1.9    Cost of Regulatory Activities. All Regulatory Costs incurred in connection with the preparation of Regulatory Materials and obtaining of Product Approvals in the Territory [***].
5.2    Communications. Notwithstanding the foregoing, except as may be required by applicable Law, Kaken shall not, with respect to the Product, communicate with (i) any Regulatory Authority having jurisdiction outside the Territory regarding the Product or (ii) any

Regulatory Authority with respect to the Product for use outside the Field, in each case, unless explicitly provided for in the Development Plan or requested or permitted in writing to do so by Brickell, or unless requested or ordered to do so by such Regulatory Authority, in which case Kaken shall as soon as practicable notify Brickell of such request or order and shall, to the extent consistent with precedent and normal regulatory approval processes or as permitted by applicable Law, not take any further actions or communicate with such Regulatory Authority further until Brickell has provided instruction as to how to proceed.
5.3    Adverse Event Reporting; Safety Data Exchange and Medical Inquiries
5.3.1    Pharmacovigilance. Kaken shall be responsible for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Product in the Field in the Territory (whether or not Product Approval has been achieved), in each case in accordance with applicable Law and this Agreement (and Kaken shall ensure that, in the Development and Commercialization of the Product, it will record, investigate, summarize, notify, report and review all adverse events in accordance with applicable Law). Brickell (or its designee) shall be responsible for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Product in the countries outside the Territory. The safety units from each of the Parties shall meet and agree upon a written pharmacovigilance agreement for exchanging adverse event and other safety information relating to the Product prior to Kaken’s first clinical activity; provided that Brickell shall be responsible for maintaining the global safety database for the Product. Such written pharmacovigilance agreement shall ensure that adverse event and other safety information is exchanged according to a schedule that will permit each Party (and its sublicensees or designees) to comply with applicable Laws and regulatory requirements in their respective markets.
5.3.2    Medical Inquiries for the Product. For questions and complaints arising with respect to Development Activities or Commercialization undertaken by Kaken, Kaken shall be responsible for handling all medical questions or inquiries [***], including all Product Complaints, with regard to any Product sold by or on behalf of Kaken (or any of its Affiliates or sublicensees) in each case in accordance with applicable Law and this Agreement. Kaken shall submit a copy of any standardized responses to medical inquiries prior to use thereof for Brickell’s review and comment. Brickell shall immediately forward any and all medical questions or inquiries which it receives with respect to any Product sold by or on behalf of Kaken (or any of its Affiliates or sublicensees) in the Territory to Kaken in accordance with all applicable Laws and Kaken shall immediately forward to Brickell any and all medical questions or inquiries that it receives with respect to Product (i) not sold by or on behalf of Kaken (or any of its Affiliates or sublicensees) in the Territory or (ii) outside the Territory, in each case in accordance with all applicable Laws.
5.4    Regulatory Authority Communications Received by a Party.
5.4.1    General. Each Party shall immediately inform the other Party of notification of any action by, or notification or other information which it receives (directly or indirectly) from, any Regulatory Authority whether inside the Territory or outside the Territory which (i) raises any material concerns regarding the safety or efficacy of the Product; (ii)

indicates or suggests a potential material liability of either Party to Third Parties in connection with the Product; (iii) is reasonably likely to lead to a recall, market withdrawal or market notification with respect to the Product whether inside the Territory or outside the Territory; or (iv) relates to expedited and periodic reports of adverse events with respect to the Product whether inside the Territory or outside the Territory, or Product Complaints, and which may have an adverse impact on Regulatory Approval or the continued Commercialization of the Product whether inside the Territory or outside the Territory. Kaken shall be solely responsible for responding to any such communications relating to the Product in the Field in the Territory and Brickell shall be solely responsible for responding to any such communications relating to the Product in the Field outside the Territory. Each Party shall reasonably cooperate with and assist the other Party by providing the other Party, as promptly as practicable after a written request, such information and documentation which is in such Party’s possession as may be necessary or reasonably helpful for the other Party to prepare a response to an inquiry from a Regulatory Authority with respect to the Product in the Field. Each Party shall also promptly provide the other Party with a copy of all correspondence received from a Regulatory Authority whether inside the Territory or outside the Territory specifically regarding the matters referred to above.
5.5    Recall, Withdrawal, or Market Notification of Product. In the event that any Governmental Authority sends a written notice threatening or initiating any action to remove the Product from the market in the Field whether inside the Territory or outside the Territory (in whole or in part), the Party receiving notice thereof shall notify the other Party of such communication immediately, but in no event later than two (2) Business Days, after receipt thereof. Notwithstanding the foregoing, in all cases Kaken shall determine whether to initiate any recall, withdrawal or market notification of the Product in the Field in the Territory, and Brickell shall determine whether to initiate any such recall, withdrawal or market notification of the Product in all other cases, including the scope of such recall or withdrawal (e.g., a full or partial recall, or a temporary or permanent recall) or market notification; provided, however, that, before Kaken or Brickell (as the case may be) initiates a recall, withdrawal or market notification, the Parties shall promptly meet and discuss in good faith the reasons therefor, provided that such discussions shall not delay any action that Kaken or Brickell (as the case may be) reasonably believes has to be taken in relation to any recall, withdrawal or market notification. In the event of any such recall, withdrawal or market notification, Kaken or Brickell (as the case may be), as the distributor of the Product, shall determine the necessary actions to be taken, and, shall implement such actions, with the other Party providing reasonable input (which the first Party shall in good faith consider and incorporate into any recall, withdrawal or market notification strategy) and reasonable assistance to conduct such recall, withdrawal or market notification. Without limiting the foregoing, Brickell shall have the right to propose that a Product recall, withdrawal or market notification should be initiated by Kaken, but Kaken shall make the final decision as to whether or not the recall, withdrawal or market notification will be initiated. Kaken shall at all times utilize its existing tracing system which will enable the Parties to identify customers within the Territory who have been supplied with. Product, and to recall such Product from such customers as set forth in this Section 5.5. Kaken shall bear the costs and expenses of any recall or withdrawal with respect to the Product in the Field in the Territory (including costs associated with return, recall or destruction of the Products) if the cause of the recall is solely attributable to Kaken and Brickell shall bear the costs and expenses of any recall or withdrawal with respect to the Product in the Field in the Territory (including costs associated with return, recall or destruction of the Products) if the cause of the recall is solely attributable to Brickell. In all other cases, Kaken and Brickell shall share such cost and expense in accordance [***]. For clarity, Brickell (or its designee), as holder of the Regulatory Approval for the Products outside the Field and outside the Territory shall have sole discretion in determining whether to initiate any recall, withdrawal or market notification of the Products outside the Territory (or in the Territory but outside the Field), including the scope of such recall or withdrawal (e.g., a full or partial recall, or a temporary or permanent recall) or market notification, and nothing contained herein shall limit or otherwise restrict Brickell’s ability with respect to any such recall or withdrawal or market notification.
ARTICLE 6
COMMERCIALIZATION
6.1    Commercialization in the Field in the Territory. During the Term, Kaken shall [***] for Commercializing the Product in the Territory for use in the Field in accordance with the terms and conditions of this Agreement and shall be responsible [***]. Without limiting the foregoing, Kaken shall [***].
6.2    Commercialization Reports. No later than [***] Kaken will provide Brickell with a written report in such form as is acceptable to both Parties which summarizes Kaken’s planned Commercialization Activities. By no later than March 1st for each calendar year during the Term, summarizing all significant Commercialization activities with respect to the Product in the Field in the Territory performed by or on behalf of Kaken (including by any Affiliates of sublicensees) during the prior calendar year and planned Commercialization Activities during the next calendar year (including a comparison of Commercialization activities actually performed in the prior calendar year against Commercialization activities previously projected to be performed in such calendar year), and Kaken shall provide interim reports with respect to such Commercialization activities within fifteen (15) days after the end of each calendar quarter (or such other time periods as Brickell may reasonably request).
6.3    Promotional Materials.
6.3.1    Creation of Promotional Materials. [***].
6.3.2    Kaken Ownership of Promotional Materials. During the Term, Kaken shall own all right, title and interest in and to any Promotional Materials created by Kaken.
6.3.3    Use of Promotional Materials Exclusively for the Product. The Promotional Materials, and any aspects of those uniquely tied to the Product, shall be used by Kaken [***] in accordance with the terms of this Agreement.
6.4    Commercialization Data. [***].
6.5    Global Branding Strategy. To the extent Brickell determines to utilize [***], Kaken [***], including with respect to any Promotional Materials; provided, that, in the event

Kaken believes the application of the [***], Kaken shall present such concern to Brickell, and the Parties shall discuss whether appropriate revisions to the [***] may make it appropriate for use [***]. However, if the Parties are unable to resolve their differences regarding Kaken’s implementing all or any portion of [***] after such discussions, Kaken shall [***]. Nothing in this Section 6.5 shall be construed to derogate from Kaken’s ultimate right and responsibility to [***] to Commercialize the Product in the Territory in accordance with the terms and conditions of this Agreement.
ARTICLE 7
SUPPLY
7.1    Supply by [***]. As soon as practicable, but, in any event, within sixty (60) days after the Effective Date, the Parties shall enter into good faith negotiations regarding the terms of [***], pursuant to which [***] as set forth in the Development Plan within the timelines set forth in the Development Plan. The [***].
7.2    Phase III Clinical Supply Agreement, Commercial Supply Agreement and Quality Agreements. As soon as practicable, but, in any event, within one-hundred twenty (120) days after the Effective Date, the Parties shall enter into good faith negotiations regarding the [***]. The [***], all references to Kaken shall be to Brickell and all references to Brickell shall be to Kaken. As soon as practicable, but, in any event, promptly [***]. If, despite [***], the Parties are unable to execute [***]within twenty-four (24) months of the Effective Date, then the Parties shall meet to establish and implement a [***]. The Parties shall also [***] prior to any supply thereunder, each of which shall set forth the Parties’ quality and compliance obligations with respect to Manufacture of the Drug Substance and Product.
7.3    Alternative Source of Phase III Clinical and Trial Commercial Supply. [***].
ARTICLE 8
PAYMENTS
8.1    Upfront Payment. [***]
8.2    Milestone Payments. Kaken shall pay to Brickell the [***] described in this Section 8.2 upon [***]. A Party shall notify the other Party in writing of, but in no event later than twenty (20) Business Days after, [***]. Kaken shall pay the [***] by wire transfer of immediately available funds into an account designated by Brickell within twenty (20) Business Days [***], but in all cases no later than (i) the time that such [***] notice is delivered by Kaken to Brickell in the event Kaken [***] or (ii) within twenty (20) Business Days [***] in the event Brickell is [***]; provided, however, that, in no event shall [***] in this Section 8.2. Each such payment is nonrefundable and noncreditable against any other payments due hereunder.

[***]	[***]
[***]
[***]	Ten Million Dollars ($10,000,000)
[***]	[***]
[***]
[***]	[***]
[***]	[***]

For clarity, [***] shall be due and payable [***].
8.3    Royalties.
8.3.1    Royalty Rates. As further consideration for the rights granted to Kaken hereunder, and except as set forth in Section 8.3.3 with respect to [***], Kaken shall pay to Brickell [***]:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***].
8.3.2    [***] Compensation [***]. [***]
8.3.3    Payments for [***]. [***]
8.3.4    General. [***]
8.4    Taxes and Withholding.
(a)    VAT. The amounts provided for in this Agreement are exclusive of any value added tax.
(b)    Withholding Tax Matters. Any income or other taxes which Kaken is required by Law to pay or withhold on behalf of Brickell with respect to any payments payable to Brickell pursuant to Section 8.3.1 or Section 8.3.3 shall be deducted from the amount of such payments due, and paid or withheld, as appropriate, by Kaken on behalf of Brickell. Any such tax required by applicable Law to be paid or withheld shall be an expense of, and borne by, Brickell. Kaken shall furnish Brickell with reasonable evidence of such payment or amount withheld, in electronic or written form, as soon as practicable after such payment is made or such amount is withheld. The Parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable Law in connection with the making of any required tax payment or withholding payment, or in connection with any claim to a refund of or credit for any such payment. For clarity, amounts shall not be withheld on any other amounts payable by Kaken hereunder pursuant to Section 8.3.1 or Section 8.3.3.
8.5    Currency Conversion. All payments hereunder shall be made [***]. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement [***], any amount [***] in a manner consistent with such Party’s normal practices used to prepare its audited financial statements for external reporting purposes, provided that such practices use a widely accepted source of published exchange rates, such as the foreign exchange rates [***].
8.6    Late Payments. Any amount required to be paid by a Party hereunder which is not paid on or within thirty (30) days after the date due shall bear interest at a rate equal to one percent (1%) per month. Such interest shall be computed on the basis of a year of 360 days for the actual number of days payment is delinquent.
8.7    Records; Audits. Kaken and its Affiliates, sublicensees and subcontractors shall keep true and accurate records and books of account containing all particulars that may be necessary for the purpose of confirming the accuracy of, and calculating, as applicable, all amounts payable to Brickell hereunder (including records of Net Sales), and any other records reasonably required to be maintained with respect to Kaken’s obligations under this Agreement, and each Party shall maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of all amounts payable or otherwise reimbursable hereunder, in each case for a minimum period of five (5) years or such longer period as required by applicable Law. Each Party shall have a right to request an audit of the other Party in order to confirm the accuracy of any of the foregoing (an “Audit”); provided, however, that each Party shall only have the right to request such Audit of the other Party one time during any given calendar year. Upon the written request by a Party (the “Auditing Party”) to Audit the other Party (the “Audited Party”), the Auditing Party shall have the right to engage an independent, internationally recognized accounting firm to perform a review as is reasonably necessary to enable such accounting firm to calculate or otherwise confirm the accuracy of any of the foregoing for the calendar year(s) requested by the Auditing Party; provided that (i) such accountants shall be given access to, and shall be permitted to examine and copy such books and records of the Audited Party upon five (5) days’ prior written notice to the Audited Party, and at all reasonable times on such Business Days, (ii) prior to any such examination taking place, such accountants shall enter into a confidentiality agreement with the Audited Party reasonably acceptable to the Audited Party in order to keep all information and data contained in such books and records strictly confidential and shall not disclose such information or copies of such books and records to any third person including the Auditing Party, but shall only use the same for the purpose of the reviews and/or calculations which they need to perform in order to determine any amounts being reviewed, and (iii) such accountants shall use reasonable efforts to minimize any disruption to the Audited Party’s business. The Audited Party shall make personnel reasonably available during regular business hours to answer queries on all such books and records required for the purpose of the Audit. The accountants shall deliver a copy of their findings to each of the

Parties within twenty (20) days of the completion of the review, and, in the absence of fraud or manifest error, the findings of such accountant shall be final and binding on each of the Parties. Any underpayments by a Party shall be paid to the other Party within twenty (20) days of notification of the results of such inspection. Any overpayments made by a Party shall be refunded by the other Party within twenty (20) days of notification of the results of such inspection. The cost of the accountants shall be the responsibility of the Auditing Party unless the accountants’ calculation shows that the actual amount Audited hereunder is different, by more than five percent (5%), from the amounts as previously calculated by the Audited Party. [***].
ARTICLE 9
INTELLECTUAL PROPERTY MATTERS
9.1    Ownership of Intellectual Property.
9.1.1    General. Subject to the provisions of this Section 9.1.1 and except as expressly set forth otherwise in this Agreement, (i) [***]. The Parties hereby agree that (a) [***] and (b) [***]. Each Party shall promptly disclose to the other Party all Inventions made by it during the Term. The determination of inventorship for Inventions shall be made in accordance with the applicable Laws relating to inventorship in the country in which such Invention is made.
9.1.2    Employees. Each Party will require all of its and its Affiliates’ employees to assign all Inventions that are developed, made or conceived by such employees according to the ownership principles described in Section 9.1.1 free and clear of all liens, encumbrances, charges, security interests, mortgages or other similar restrictions. Each Party will also use its commercially reasonable efforts to require any agents, independent contractors or sublicensees performing an activity pursuant to this Agreement to assign all Inventions that are developed, made or conceived by such agents, independent contractors or sublicensees to Brickell and/or Kaken according to the ownership principles described in Section 9.1.1 free and clear of all liens, encumbrances, charges, security interests, mortgages or other similar restrictions.
9.2    Disclosures; Disputes Regarding Inventions. Each Party shall; before filing a new Patent application (including provisionals and continuations-in-part) claiming an Invention, promptly disclose such Invention to the other Party and provide the other Party with a copy of the proposed patent application at least fifteen (15) days before filing such application or such shorter time as may be required to preserve Patent rights, including the avoidance of a statutory bar or prior publication. If the non-filing Party believes that the filing Party’s proposed Patent application discloses Confidential Information of the non-filing Party, the non-filing Party shall so notify the filing Party within such fifteen (15) days after receipt thereof, and the filing Party shall amend its proposed application to comply with the confidentiality provisions of this Agreement. If the Parties are in agreement as to the designation of the Invention as a Brickell Invention, Joint Invention or Kaken Invention, as applicable, the Parties shall take such actions as are set forth in Section 9.3. If the Parties disagree as to whether an Invention is a Brickell Invention, Joint Invention or Kaken Invention, and are unable to reach agreement within thirty (30) days after commencing discussions, then the provisions of Article 15 shall apply to such dispute.

9.3    Patent Filings, Prosecution and Maintenance.
9.3.1    Brickell Patents.
(a)    Notwithstanding any other provision of this Agreement, promptly after the Effective Date, Brickell shall, at its own cost and expense, [***].
(b)    Subject to, and without limiting Kaken’s rights under, Section 9.4 of this Agreement, Brickell shall [***], at its cost and expense. If, during the Term, Brickell [***], Brickell shall notify Kaken of such intention or decision at least sixty (60) days (or as soon as possible if less than sixty (60) days) prior to any filing or payment due date, or any other date that requires action, in connection with [***].
9.3.2    [***] Patents. Subject to, and without limiting Kaken’s rights under, Section 9.4 of this Agreement, [***]. Subject to, and without limiting Brickell’s rights under, Section 9.4 of this Agreement, [***]. The Parties shall discuss whether to file a Patent claiming [***]. The Parties shall cooperate reasonably in the prosecution of all [***] and shall share all material information relating thereto promptly after receipt of such information. If, during the Term, the prosecuting Party (1) intends to allow [***] or decision at least thirty (30) days (or as soon as possible if less than thirty (30) days) prior to any filing or payment due date, or any other date that requires action, in connection with [***], and the other Party shall thereupon have the right, but not the obligation, to [***].
9.3.3    Kaken [***] Patents. Kaken shall have the [***]. If, during the Term, Kaken (i) intends to [***] of such intention or decision at least thirty (30) days (or as soon as possible if less than thirty (30) days) prior to [***], and Brickell shall thereupon [***]. Kaken agrees to [***] with respect to any decision to [***], or with respect to [***].
9.3.4    Cooperation. The Parties agree to cooperate in exercising their rights or obligations set forth in this Section 9.3, including obtaining and executing necessary powers of attorney and assignments by the named inventors, providing relevant technical reports to the filing Party concerning the Invention disclosed in any Patent that is the subject of this Section 9.3, obtaining execution of such other documents which are needed in the filing and prosecution of such Patents, and, as requested by a Party, updating each other regarding the status of such Patents, and otherwise cooperate with the other Party so far as reasonably necessary with respect to furnishing all information and data in its possession reasonably necessary to obtain or maintain such Patents.
9.3.5    Patent Expenses. Any expenses incurred by a Party in connection with the preparation, filing, prosecution and maintenance of any [***], as applicable, shall be borne by the Party incurring such expenses.
9.4    Defense and Enforcement of Patents.
9.4.1    Infringement of Third Party Patents. Each of the Parties shall promptly, but in any event no later than thirty (30) days after receipt of notice thereof, notify the other

Party in writing in the event of any claims by a Third Party of alleged patent infringement by Kaken or Brickell or any of their respective Affiliates or sublicensees with respect to the , research, development, manufacture, use, sale, offer for sale or importation of a Product (each, an “Infringement Claim”). [***]. With respect to any Infringement Claim in the Field in the Territory, the Parties shall attempt to negotiate in good faith a resolution with respect thereto. If the Parties cannot settle such Infringement Claim with the appropriate Third Parties within thirty (30) days after the receipt of the notice pursuant to this Section 9.4.1, then the following shall apply:
(a)    In the case of any such claim against Kaken alone or against both Kaken and Brickell, in each case, with respect to the Product in the Field in the Territory, then Kaken shall be deemed to be the “Controlling Party” for purposes of such Infringement Claim. In the case of any claim against (i) Brickell alone, or (ii) with respect to the Product outside the Territory or outside the Field, then Brickell shall be deemed to be the “Controlling Party” for purposes of such Infringement Claim. In the event of worldwide litigation (such that related cases and/or claims are being pursued both inside and outside the Territory), each Party shall reasonably assist the other in its role as the Controlling Party in its respective territory.
(b)    The Controlling Party shall assume control of the defense of such Infringement Claim. The non-Controlling Party, upon request of the Controlling Party, agrees to join in any such litigation, and in any event to reasonably cooperate with the Controlling Party, in each case, at the Controlling Party’s expense. The non-Controlling Party will have the right to consult with the Controlling Party concerning such Infringement Claim and to participate in and be represented by independent counsel in any litigation in which such non-Controlling Party is a party at its own expense. The Controlling Party shall have the exclusive right to settle any Infringement Claim without the consent of the other Party, unless such settlement shall have a material adverse impact on the other Party (in which case the consent of such other Party shall be required). For purposes of this Section 9.4.1(b), any settlement that would involve the waiver of rights (including the rights to receive payments) of such other Party shall be deemed a material adverse impact and shall require the consent of such other Party, such consent not to be unreasonably withheld.
(c)    If a Party shall become engaged in or participate in any suit described in this Section 9.4.1, the other Party shall cooperate, and shall cause its and its Affiliates’ employees to cooperate, with such Party in all reasonable respects in connection therewith, including giving testimony and producing documents lawfully requested, and using its reasonable efforts to make available to the other, at no cost to the other (other than reimbursement of actually incurred, reasonable out-of-pocket travel and lodging expenses), such employees who may be helpful with respect to such suit, investigation, claim or other proceeding.
9.4.2    Prosecution of Infringers.
(a)    Notice. If either Party (i) receives notice of any patent invalidity actions, any declaratory judgment actions or any alleged or threatened infringement of patents or patent applications or misappropriation of intellectual property [***] comprising the (w) [***], or (ii) learns that a Third Party is infringing or allegedly infringing any Patent within the [***] in each case, in the Territory, or if any Third Party claims that any such Patent is invalid or unenforceable it will promptly notify the other Party thereof, including providing evidence of infringement or the claim of invalidity or unenforceability reasonably available to such Party.
(b)    Enforcement of Patents.
(i)    (A) As between Brickell and Kaken, Kaken will have the first right (but not the obligation) to take the appropriate steps to enforce or defend any Patent within [***] against infringement by a Third Party that is conducting the manufacture, sale, use, offer for sale or import of any pharmaceutical product in the Field in the Territory. Kaken may take steps including the initiation, prosecution and control of any suit, proceeding or other legal action by counsel of its own choice. Kaken shall bear the costs of such enforcement or defense, as applicable. Notwithstanding the foregoing, Brickell will have the right, at its own expense, to be represented in any such action by counsel of its own choice. (13) As between Brickell and Kaken, Kaken will have the first right (but not the obligation) to take the appropriate steps to enforce or defend [***] against infringement by a Third Party that is conducting the manufacture, sale, use, offer for sale or import of any pharmaceutical product in the Field in the Territory. Kaken may take steps including the initiation, prosecution and control of any suit, proceeding or other legal action by counsel of its own choice. Kaken shall bear the costs of such enforcement or defense, as applicable. Notwithstanding the foregoing, Brickell will have the right, at its own expense, to be represented in any such action by counsel of its own choice.
(ii)    If, pursuant to Section 9.4.2(b)(i), Kaken fails to institute such litigation or otherwise take steps to remedy the infringement of a [***] within one hundred eighty (180) days of the date one Party has provided notice to the other Party pursuant to Section 9.4.2(a) of such infringement or claim, then Brickell will have the right (but not the obligation), at its own expense, to bring any such suit, action or proceeding by counsel of its own choice and Kaken will have the right, at its own expense, to be represented in any such action by counsel of its own choice. [***].
(iii)    As between Brickell and Kaken, Brickell will have the first right (but not the obligation) to take the appropriate steps to enforce or defend any Patent within [***] against infringement by a Third Party that is conducting the manufacture, sale, use, offer for sale or import of any pharmaceutical product in the Field [***]. Brickell may take steps including the initiation, prosecution and control of any suit, proceeding or other legal action by counsel of its own choice. Brickell shall bear the costs of such enforcement or defense, as applicable. Notwithstanding the foregoing, Kaken will have the right, at its own expense, to be represented in any such action by counsel of its own choice.
(iv)    If, pursuant to Section 9.4.2(b)(iii), Brickell fails to institute such litigation or otherwise take steps to remedy the infringement of [***] within one hundred eighty (180) days of the date one Party has provided notice to the other Party pursuant to Section 9.4.2(a) of such infringement or claim, then Kaken will have the right (but not the obligation), at its own expense, to bring any such suit, action or proceeding by counsel of its own choice and

Brickell will have the right, at its own expense, to be represented in any such action by counsel of its own choice.
(c)    Cooperation; Damages.
(i)    If one Party brings any suit, action or proceeding under Section 9.4.2(b)(i) or (ii), the other Party agrees to be joined as party plaintiff if necessary to prosecute the suit, action or proceeding and to give the first Party reasonable authority to file and prosecute the suit, action or proceeding; provided, however, that neither Party will be required to transfer any right, title or interest in or to any property to the other Party or any other party to confer standing on a Party hereunder.
(ii)    The Party not pursuing the suit, action or proceeding hereunder will provide reasonable assistance to the other Party, including by providing access to relevant documents and other evidence and making its employees available, subject to the other Party’s reimbursement of any out-of-pocket costs incurred by the non-enforcing or defending Party in providing such assistance.
(iii)    Kaken shall not, without the prior written consent of Brickell (in its sole discretion), enter into any compromise or settlement relating to any claim, suit or action that it brought under Section 9.4.2 involving [***], that admits the invalidity or unenforceability of [***], or requires Brickell to pay any sum of money, or otherwise adversely affects the rights of Brickell with respect to such Patents, the Product or Brickell’s rights hereunder (including the rights to receive payments).
(iv)    Any settlements, damages or other monetary awards (a “Recovery”) recovered pursuant to a suit, action or proceeding brought pursuant to Section 9.4.2(b)(i)(A) will be allocated first to the costs and expenses of the Party taking such action, and second, to the costs and expenses (if any) of the other Party, with any remaining amounts (if any) to be allocated as follows: (i) to the extent that such Recovery is a payment for lost sales of the Product in the Field in the Territory, any such Recovery shall be retained by Kaken [***] for purpose of this Agreement and subject to [***] (ii) all remaining Recoveries shall be payable to Party taking such action to the extent such remaining Recoveries relate solely to the Product in the Field in the Territory (and, for purposes of clarity, all remaining Recoveries related to the Product [***] or [***]shall be payable to Brickell).
(v)    Infringement and Defense of Brickell Patents [***]. For clarity, with respect to any and all infringement or defense of any [***], Brickell (or its designee) shall have [***] to bring an appropriate suit or other action against any Person engaged in such infringement or defense of any such [***], in its sole discretion and [***].
9.5    Patent Marking. Kaken shall mark the Product marketed and sold by Kaken (or its Affiliate or distributor) hereunder with appropriate patent numbers or indicia at Brickell’s reasonable request.
9.6    Patent Challenge.

9.6.1    Kaken covenants that shall not and shall cause its Affiliates and sublicensees not to directly or indirectly (through assistance granted to a Third Party or otherwise), make any Patent Challenge to any Brickell Patent or Brickell Collaboration Patent. Kaken will include provisions in all agreements granting sublicenses of Kaken’s rights hereunder providing that if the Affiliate or sublicensee of Kaken undertakes a Patent Challenge, then Kaken upon receipt of written notice from Brickell of such Patent Challenge will terminate the applicable sublicense agreement. If Kaken fails to so terminate such sublicense agreement, Brickell may terminate Kaken’s right to sublicense and any sublicenses previously granted shall automatically terminate. In connection with such sublicense termination, Kaken shall cooperate with Brickell’s reasonable requests to cause such a terminated sublicensee to discontinue activities with respect to the Development, Commercialization and Manufacture of the Drug Substances and Products.
9.6.2    Brickell covenants that shall not and shall cause its Affiliates and sublicensees not to, directly or indirectly (through assistance granted to a Third Party or otherwise), make any Patent Challenge to any Kaken Applied Patents. Brickell will include provisions in all agreements granting sublicenses of Brickell’s rights hereunder providing that if the Affiliate or sublicensee of Brickell undertakes a Patent Challenge, then Brickell upon receipt of written notice from Kaken of such Patent Challenge will terminate the applicable sublicense agreement. If Brickell fails to so terminate such sublicense agreement, Kaken may terminate Brickell’s right to sublicense and any sublicenses previously granted shall automatically terminate. In connection with such sublicense termination, Brickell shall cooperate with Kaken’s reasonable requests to cause such a terminated sublicensee to discontinue activities with respect to the Development, Commercialization and Manufacture of the Drug Substances and Products.
ARTICLE 10
REPRESENTATIONS, WARRANTIES AND COVENANTS
10.1    Mutual Representations and Warranties. Each Party hereby represents and warrants (as applicable) to the other Party as follows, as of the Effective Date:
10.1.1    Corporate Existence and Power. It is a company or corporation duly organized, validly existing, and (but only as to Brickell) in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.
10.1.2    Authority and Binding Agreement. (i) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, except as enforcement may be affected by bankruptcy, insolvency or other similar laws and by general principles of equity.

10.1.3    No Conflicts. The execution, delivery and performance of this Agreement in accordance with its terms by it does not (i) conflict with any agreement, instrument or understanding, oral or written, to which it is a party and by which it may be bound or (ii) violate any Laws of any Governmental Authority having jurisdiction over it.
10.1.4    All Consents and Approvals Obtained. Except with respect to Regulatory Approvals for the Development, Manufacturing or Commercialization of the Product, (i) all necessary consents, approvals and authorizations of, and (ii) all notices to, and filings by such Party with, all Governmental Authorities and other Persons required to be obtained or provided by such Party as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained and provided, except for those approvals, if any, not required at the time of execution of this Agreement.
10.2    Additional Representations, Warranties and Covenants of Brickell. Brickell hereby represents, warrants and covenants to Kaken that, as of the Effective Date:
10.2.1    To the knowledge of Brickell, the patent applications encompassed within the [***] if such patent applications were issued as patents would be valid and enforceable patents and to Brickell’s knowledge nothing has been done or omitted to be done by which they may cease to be valid and enforceable.
10.2.2    To the knowledge of Brickell, which includes internal searches of relevant public records, there are no facts which would render the patent applications encompassed within the [***], if and when issued, invalid or unenforceable.
10.2.3    There are no claims, judgments or settlements against or owed by Brickell, nor any pending reissue, reexamination, interference, opposition or similar proceedings with respect to [***], and Brickell has not received notice, and is not otherwise aware after conducting internal searches of relevant public records, in each case as of the Effective Date of any threatened claims or litigation or any reissue, reexamination, interference, opposition or similar proceedings seeking to invalidate or otherwise challenge the [***].
10.2.4    [***], Brickell is the sole legal and beneficial owner of all the [***], free and clear of any Liens, and no Person (including any Affiliate of Brickell) has any right, interest or claim in or to, and neither Brickell nor any of its Affiliates has entered into any agreement granting any right, interest or claim in or to, any [***] to any Third Party (including any academic organization or agency).
10.2.5    Schedule 1.5 is a complete and accurate list [***].
10.2.6    All application fees in connection with the [***] have been paid and all material documents and certificates in connection therewith have been filed with the relevant patent, or other competent Governmental Authority, as the case may be, for the purposes of obtaining the patent issuance of the [***].

10.2.7    Brickell has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all Confidential Information of Brickell that is Brickell Know-How that it holds, or purports to hold, as a trade secret.
10.2.8    No claim has been made to Brickell by a Third Party which alleges that Development, Commercialization or Manufacture of the Product infringes the intellectual property rights of a Third Party.
10.2.9    As of the Effective Date, [***], there have been no public uses or public disclosures of the inventions claimed in [***] prior to the earliest filing date of each such respective patent or patent application.
10.2.10        [***] no written claim has been made by Brickell which (i) alleges that a Third Party is infringing [***], or which otherwise disputes the right of a Third Party to use the intellectual property rights owned or used by the Third Party or (ii) alleges any unauthorized disclosure or misappropriation of [***].
10.2.11        Each director, consultant, contractor and employee of Brickell has irrevocably assigned in full to Brickell all of such individual’s right, title and interest in and to [***], where such rights do not vest in Brickell by operation of law. No current or former employee, director, consultant or independent contractor of Brickell owns (or, if applicable, will direct against Brickell) any right, license, claim or interest whatsoever in or with respect to [***].
10.2.12        [***], no funding, facilities, or personnel of any Governmental Authority or any college, university, or other educational institution were used, directly or indirectly, to develop or create, in whole or in part, [***].
10.2.13        [***] neither the execution, delivery, or performance of this Agreement nor the consummation of any of the transactions contemplated by this Agreement will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (a) a loss of, or Lien on, [***], (b) a breach of or default under any contract relating to [***], (c) the release, disclosure, or delivery of any [***] by or to any escrow agent or other Person; or (d) the grant, assignment, or transfer to any other Person of any license or other right to interest under, to, or in any of [***].
10.2.14        Neither Brickell, its shareholders nor its Affiliates have entered into any agreement for, or are currently in any negotiations for, a Change of Control of Brickell.
10.3    Brickell Product Development.
10.3.1    All Confidential Information that Brickell has provided to Kaken related to the Product prior to the Effective Date, is [***], true and complete in all materials respects.

10.3.2    [***], all work related to the Development, Regulatory Approvals, Manufacture and Commercialization of the Product [***] heretofore has been and is being managed by Brickell in accordance with all applicable Laws. Brickell is [***].
10.4    Disclaimer. Kaken understands that the Product is the subject of ongoing clinical research and development and that Brickell cannot ensure the safety or usefulness of the Product or that the Product will receive Regulatory Approvals. In addition, Brickell makes no warranties except as set forth in this Article 10 [***].
10.5    No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.
ARTICLE 11
INDEMNIFICATION
11.1    Indemnification by Brickell. Brickell hereby agrees to save, indemnify, defend and hold Kaken, its Affiliates, and their respective directors, officers, agents and employees harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising in connection with any and all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations or injunctions by a Third Party (each a “Third Party Claim”) resulting or otherwise arising from (i) any breach by Brickell of any of its representations, warranties, covenants or obligations pursuant to this Agreement or (ii) the negligence or willful misconduct by Brickell or its Affiliates or their respective officers, directors, employees, agents, consultants or sublicensee in performing any obligations under this Agreement; in each case except to the extent that such Losses are subject to indemnification by Kaken pursuant to Section 11.2.
11.2    Indemnification by Kaken. Kaken hereby agrees to save, indemnify, defend and hold Brickell, its Affiliates, and their respective directors, agents and employees harmless from and against any and all Losses arising in connection with any and all Third Party Claims resulting or otherwise arising from (i) any breach by Kaken of any of its representations, warranties, covenants or obligations pursuant to this Agreement or (ii) the negligence or willful misconduct by Kaken or its Affiliates or their respective officers, directors, employees, agents, consultants or sublicensees in performing any obligations under this Agreement.; in each case except to the extent that such Losses are subject to indemnification by Brickell pursuant to Section 11.1.
11.3    Indemnification Procedures.

11.3.1    Notice of Claim. All indemnification claims in respect of any indemnitee seeking indemnity under Section 11.1 or 11.2, as applicable (collectively, the “Indemnitees” and each an “Indemnitee”) will be made solely by the corresponding Party (the “Indemnified Party”). The Indemnified Party will give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses and any legal proceeding initiated by a Third Party against the Indemnified Party as to which the Indemnified Party intends to make a request for indemnification under Section 11.1 or 11.2, as applicable, but in no event will the Indemnifying Party be liable for any Losses that result from any delay in providing such notice which materially prejudices the defense of such proceeding. Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). Together with the Indemnification Claim Notice, the Indemnified Party will furnish promptly to the Indemnifying Party copies of all notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim.
11.3.2    Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim subject to indemnification as provided for in Section 11.1 or 11.2, as applicable, by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel it selects, and such Indemnifying Party shall thereafter continue to defend such Third Party Claim in good faith. Should the Indemnifying Party assume the defense of a Third Party Claim (and continue to defend such Third Party Claim in good faith), the Indemnifying Party will not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim, unless the Indemnifying Party has failed to assume the defense and employ counsel in accordance with this Section 11.3.
11.3.3    Right to Participate in Defense. Without limiting Section 11.3.2, any Indemnitee will be entitled to participate in the defense of a Third Party Claim for which it has sought indemnification hereunder and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnitee’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume the defense (or continue to defend such Third Party Claim in good faith) and employ counsel in accordance with this Section 11.3, in which case the Indemnified Party will be allowed to control the defense.
11.3.4    Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee becoming subject to injunctive relief and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its reasonable discretion, will deem appropriate (provided, however, that such terms shall include a complete and unconditional release of the Indemnified Party from all liability with respect thereto), and will transfer to the Indemnified Party all amounts which said Indemnified Party will be liable to pay prior to the time of the entry of judgment. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.3.2, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, provided it obtains the prior written consent of the Indemnified Party (which consent will be at the Indemnified Party’s reasonable discretion). The Indemnifying Party that has assumed the defense of (and continues to defend) the Third Party Claim in accordance with Section 11.3.2 will not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of such Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee will admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without first offering to the Indemnifying Party the opportunity to assume the defense of the Third Party Claim in accordance with Section 11.3.2.
11.3.5    Cooperation. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnitee to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with such Third Party Claim. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses incurred in connection with such cooperation.
11.3.6    Expenses of the Indemnified Party. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim will be reimbursed on a calendar quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.
11.4    Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 11.1 or 11.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER

ARTICLE 12. EXCEPT AS EXPRESSLY SET FORTH IN ANY REPRESENTATION OR WARRANTY IN ARTICLE 10, KAKEN ACKNOWLEDGES AND AGREES THAT BRICKELL HAS MADE NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO, AND KAKEN SHALL HAVE NO CLAIM OR RIGHT (INCLUDING WITH RESPECT TO INDEMNIFICATION PURSUANT TO THIS ARTICLE 11 (OR OTHERWISE)) WITH RESPECT TO, ANY INFORMATION, DOCUMENTS OR MATERIALS FURNISHED TO OR FOR KAKEN BY BRICKELL, ANY OF ITS AFFILIATES, OR ANY OF ITS OR THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR ADVISORS, INCLUDING THE CONFIDENTIAL INFORMATION PACKAGE REGARDING THE PRODUCT PROVIDED TO KAKEN AND ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO KAKEN IN ANY “DATA ROOM”, MANAGEMENT PRESENTATION OR ANY OTHER FORM IN EXPECTATION OF THE TRANSACTION AND COLLABORATION CONTEMPLATED HEREBY.
11.5    Insurance. Each Party shall procure and maintain insurance, including clinical trials insurance and product liability insurance, adequate to cover its obligations hereunder. Certificates of insurance (in English) evidencing such coverage will be made available to the other Party upon written request.
ARTICLE 12
CONFIDENTIALITY
12.1    Confidential Information. As used in this Agreement, the term “Confidential Information” means all information, whether it be written or oral, including all production schedules, lines of products, volumes of business, processes, new product developments, product designs, formulae, technical information, laboratory data, clinical data, patent information, know-how, trade secrets, financial and strategic information, marketing and promotional information and data, and other material relating to any products, projects or processes of one Party (the “Disclosing Party”) that is provided to, or otherwise obtained by, the other Party (the “Receiving Party”) in connection with this Agreement (including information exchanged prior to the date hereof in connection with the transactions set forth in this Agreement, including any information disclosed by either Party pursuant to the Confidential Disclosure Agreement between the Parties dated September 9, 2013. Notwithstanding the foregoing sentence, Confidential Information shall not include any information or materials that:
(a)    were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party, to the extent such Receiving Party has documentary evidence to that effect;
(b)    were generally available to the public or otherwise part of the public domain at the time of disclosure thereof to the Receiving Party;
(c)    became generally available to the public or otherwise part of the public domain after disclosure or development thereof, as the case may be, and other than through any act or omission of a Party in breach of such Party’s confidentiality obligations under this Agreement;

(d)    were disclosed to a Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or
(e)    were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party, to the extent such Receiving Party has documentary evidence to that effect.
12.2    Confidentiality Obligations. Each of Kaken and Brickell shall keep all Confidential Information received from or on behalf of the other Party with the same degree of care with which it maintains the confidentiality of its own Confidential Information, but in all cases no less than a reasonable degree of care. Neither Party shall use such Confidential Information for any purpose other than in performance of its obligations or the exercise of its rights pursuant to this Agreement or disclose the same to any other Person other than to such of its and its Affiliates’ directors, managers, employees; independent contractors, agents, consultants or sublicensees who have a need to know such Confidential Information to implement the terms of this Agreement or enforce its rights under this Agreement; provided, however, that a Receiving Party shall advise any of its and its Affiliates’ directors, managers, employees, independent contractors, agents, consultants or sublicensees who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure (including, in the case of a Third Party, by means of a written agreement with such Third Party having terms at least as protective as those contained in this Article 12) that all such directors, managers, employees, independent contractors, agents, consultants or sublicensees comply with such obligations. Upon termination of this Agreement, the Receiving Party shall return or destroy all documents, tapes or other media containing Confidential Information of the Disclosing Party that remain in the possession of the Receiving Party or its directors, managers, employees, independent contractors, agents, consultants or sublicensees, except that the Receiving Party may keep one copy of the Confidential Information in the legal department files of the Receiving Party, solely for archival purposes. Such archival copy shall be deemed to be the property of the Disclosing Party, and shall continue to be subject to the provisions of this Article 12. It is understood that receipt of Confidential Information under this Agreement will not limit the Receiving Party from assigning its employees to any particular job or task in any way it may choose, subject to the terms and conditions of this Agreement.
12.3    Permitted Disclosure and Use. Notwithstanding Section 12.2, (i) either Party may disclose Confidential Information belonging to the other Party only to the extent such disclosure is reasonably necessary to: (a) comply with or enforce any of the provisions of this Agreement; (b) comply with applicable Law or (c) only to the extent such disclosure is reasonably necessary to obtain or maintain regulatory approval of a Product, as applicable, to the extent such disclosure is made to a Governmental Authority. If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 12.3, such Party shall give reasonable advance written notice of such disclosure to the other Party to permit such other Party sufficient opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information, including seeking a protective order or other appropriate remedy. [***]. In the event that a Party becomes aware that a Third Party recipient of Confidential Information has breached its confidentiality obligations, then such Party shall promptly inform the other Party of such event, and the Parties will cooperate in their investigation of such occurrence and enforcement of the provisions of the relevant confidentiality agreement.
12.4    Notification. The Receiving Party shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information, and will cooperate with the Disclosing Party in any reasonably requested fashion to assist the Disclosing Party to regain possession of such Confidential Information and to prevent its further unauthorized use or disclosure.
12.5    Publicity; Filing of this Agreement.
12.5.1    Publicity. Each Party will be permitted to issue a press release announcing the execution of this Agreement, which the releasing Party will provide to the other Party in advance for the other Party’s review and consent, which must be obtained prior to issuance of such press release. Except as otherwise provided in this Section 12.5, each Party shall maintain the confidentiality of all provisions of this Agreement, and without the prior written consent of the other Party, which consent shall not be unreasonably withheld, neither Party nor its respective Affiliates shall make any press release or other public announcement of or otherwise disclose the provisions of this Agreement to any Third Party, except for: (i) disclosure to those of its directors, officers, employees, accountants, attorneys, underwriters, lenders and other financing sources, potential strategic partners, advisors, agents and sublicensees whose duties reasonably require them to have access to this Agreement, provided that such directors, officers, employees, accountants, attorneys, underwriters, lenders and other financing sources, advisors, agents or sublicensees are required to maintain the confidentiality of this Agreement, (ii) disclosures required by the Tokyo Stock Exchange and any other disclosures made pursuant to any listing agreement with a national securities exchange, in which case the disclosing Party shall provide the nondisclosing Party with at least forty eight (48) hours’ notice unless otherwise not practicable, but in any event no later than the time the disclosure required by the regulations of the Tokyo Stock Exchange or national securities exchange or listing agreement is made, (iii) disclosures as may be required by Law, in which case the disclosing Party shall provide the nondisclosing Party with prompt advance notice of such disclosure and cooperate with the nondisclosing Party to seek a protective order or other appropriate remedy, including a request for confidential treatment in the case of Brickell for a filing with the Securities and Exchange Commission; and (iv) other disclosures for which consent has previously been given. A Party may publicly disclose without regard to the preceding requirements of this Section 12.5 any information that was previously publicly disclosed pursuant to this Section 12.5.
12.6    Publication. Kaken shall submit copies of each proposed academic, scientific, medical and other publication or presentation that contains or refers to the Brickell Technology or otherwise relates to the Product or any research or Development related to the Product to Brickell at least thirty (30) days in advance of submitting such proposed publication or presentation to a publisher or other Third Party. Brickell shall have the right to review, comment on and consent (but only with respect to Brickell’s Confidential Information) to each such proposed publication or presentation at its sole discretion. Brickell shall have the right to remove any of its Confidential Information prior to submission for publication or presentation. Kaken shall redact or otherwise modify the proposed publication or presentation to remove any such Confidential Information of Brickell that Brickell has objected to. In addition, in the event that the document includes data, information or material generated by Brickell’s scientists, and professional standards for authorship would be consistent with including Brickell’s scientists as co-authors of the document, the names of such scientists will be included as co-authors. Brickell shall submit copies of each proposed academic, scientific, medical and other publication or presentation that contains or refers to the Kaken Applied Technology related to the Product to Kaken at least thirty (30) days in advance of submitting such proposed publication or presentation to a publisher or other Third Party. Kaken shall have the right to review, comment on and consent (but only with respect to Kaken’s Confidential Information) to each such proposed publication or presentation at its sole discretion. Kaken shall have the right to remove any of its Confidential Information prior to submission for publication or presentation. Brickell shall redact or otherwise modify the proposed publication or presentation to remove any such Confidential Information of Kaken that Kaken has objected to. In addition, in the event that the document includes data, information or material generated by Kaken’s scientists, and professional standards for authorship would be consistent with including Kaken’s scientists as co-authors of the document, the names of such scientists will be included as co-authors.
12.7    Use of Names. Except as otherwise set forth in this Agreement, neither Party shall use the name of the other Party in relation to this transaction in any public announcement, press release or other public document without the written consent of such other Party, which consent shall not be unreasonably withheld; provided, however, that subject to Section 12.5, either Party may use the name of the other Party in any document filed with any Regulatory Authority or Governmental Authority, including the FDA and the Securities and Exchange Commission.
12.8    Survival. The obligations and prohibitions contained in this Article 12 as they apply to Confidential Information shall survive the expiration or termination of this Agreement for a period of ten (10) years.
ARTICLE 13
TERM AND TERMINATION
13.1    Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 13, shall remain in effect, [***] (the “Term”).
13.2    Termination for Breach. Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement upon written notice to the other Party in the event that the other Party (the “Breaching Party”) shall have materially breached this Agreement. The Breaching Party shall have thirty (30) days after written notice thereof was provided to the Breaching Party by the non-breaching Party to remedy such default. Unless the Breaching Party has cured any such breach or default prior to the expiration of such thirty (30) day period, such termination shall become effective upon receipt of the written notice of termination by the Breaching Party to be given within ten (10) days of the end of the thirty (30) day period.
13.3    Termination as a Result of Bankruptcy. Each Party shall have the right to terminate this Agreement upon written notice as a result of the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided that such termination shall be effective only if such proceeding is not dismissed within ninety (90) days after the filing thereof.
13.4    Termination by Kaken.
13.4.1    Termination by Kaken Prior to Regulatory Approval. At any time prior to the first Regulatory Approval of the Product in the Field in the Territory, Kaken shall have the right to terminate this Agreement in its entirety [***].
13.4.2    Termination by Kaken After Regulatory Approval. At any time Kaken shall have the right to terminate this Agreement in its entirety [***].
13.4.3    Performance. During such [***] under Section 13.4.1 or [***] under Section 13.4.2, Kaken shall continue to perform all of its obligations under this Agreement, including performing all Development Activities allocated to it pursuant to the Development Plan then in effect in accordance with the terms and conditions of this Agreement and bearing all cost associated therewith during such period.
ARTICLE 14
EFFECTS OF TERMINATION AND EXPIRATION
14.1    Termination By Brickell and Certain Terminations by Kaken. Without limiting any other legal or equitable remedies that a Party may have, if this Agreement is terminated by Brickell in accordance with Sections 13.2 or 13.3 or if this Agreement is terminated by Kaken in accordance with Section 13.4, then the following provisions shall apply:
14.1.1    Termination of Licenses. All rights and licenses granted to Kaken hereunder shall immediately terminate and be of no further force and effect and Kaken shall cease Developing, Commercializing and Manufacturing the Product [***].
14.1.2    Survival of License. [***].
14.1.3    Assignments. Kaken will as soon as reasonably practical after receipt of Brickell’s request, and at no cost to Brickell:
(a)    [***];
(b)    [***];
(c)    [***];

(d)    [***];
(e)    [***]; and
(f)    [***];
provided, however, that, to the extent any agreement or other asset described in this Section 14.1.3 is not assignable by Kaken, then such agreement or other asset will not be assigned, and, upon the request of Brickell, for a period of [***] after the termination of this Agreement Kaken will take such steps as may be reasonably necessary to allow Brickell to obtain and enjoy the benefits of such agreement or other asset. For purposes of clarity, (1) Brickell shall have the right to request that Kaken take any or all of the foregoing actions in whole or in part, or with respect to all or any portion of the assets set forth in the foregoing provisions and (2) to the extent Brickell requests Kaken to transfer its right, title and interest in the items set forth in this Section 14.1.3 to Brickell, Kaken shall also cause its Affiliates and sublicensees to transfer and assign to Brickell all of such Affiliates’ and sublicensees’ right, title and interest in and to the foregoing items set forth in this Section 14.1.3.
14.1.4    Disclosure and Delivery. Kaken will as soon as reasonably practical transfer to Brickell copies of any physical embodiment of any Kaken Applied Know-How, to the extent then used in connection with the Development, Commercialization or Manufacture of the Product. Such transfer shall be effected by the delivery of material documents, to the extent such Kaken Applied Know-How is embodied in such documents.
14.1.5    Disposition of Inventory. Kaken and its Affiliates will be entitled, [***], as applicable, in accordance with the terms and conditions set forth in this Agreement and otherwise complies with the terms set forth in this Agreement.
14.2    Termination by Kaken. Without limiting any other legal or equitable remedies that Kaken may have, if this Agreement is terminated by Kaken in accordance with Section 13.2 the provisions of [***] shall apply[***].
14.3    Expiration of this Agreement. Upon expiration of this Agreement pursuant to Section 13.1 with respect to a given country, all rights and licenses granted to Kaken shall terminate with respect to such country; provided, however, that, [***].
14.4    Accrued Rights. Termination or expiration of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to the effective date of such termination. Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.
14.5    Survival. Notwithstanding anything to the contrary contained herein, the following Sections and Articles shall survive any expiration or termination of this Agreement: Section 2.2.3 (last sentence), 4.6.3, 4.7, 5.1.6, 8.3 (to the extent accruing prior to termination), 8.4 through 8.7 and 10.5 and Article 1, Article 11, Article 12, Article 14, Article 15 and Article

16. Except as set forth in this Article 14 or otherwise expressly set forth herein, upon termination or expiration of this Agreement all other rights and obligations of the Parties shall cease.
14.6    Remedies in Lieu of Termination. Without limiting any other legal or equitable rights or remedies available to Kaken whether pursuant to this Agreement or under applicable Law, in the event Kaken would be entitled to terminate this Agreement pursuant to Section 13.2 on account of Brickell’s breach of Sections 2.1, 2.4, 2.5, 2.6, 4.4, 4.6.1, 7.1 or 12.2, and such breach occurs [***]
14.7    Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Brickell and Kaken are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party, as licensee of certain rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party (such Party, the “Bankrupt Party”) under the U.S. Bankruptcy Code, (a) the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, shall be promptly delivered to it (x) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefore, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (y) if not delivered under clause (x), following the rejection of this Agreement by the Bankrupt Party upon written request therefore by the other Party and (b) the Bankrupt Party shall not unreasonably interfere with the other Party’s rights to intellectual property and all embodiments of intellectual property, and shall assist and not unreasonably interfere with the other Party in obtaining intellectual property and all embodiments of intellectual property from another entity. The “embodiments” of intellectual property includes all tangible, intangible, electronic or other embodiments of rights and licenses hereunder, including all compounds and products embodying intellectual property, Products, filings with Regulatory Authorities and related rights and Brickell Know-How in the case that Brickell is the Bankrupt Party and Kaken Applied Know-How in the case Kaken is the Bankrupt Party.
ARTICLE 15
DISPUTE RESOLUTION
15.1    General. The Parties recognize that, from time to time during the Term, disputes may arise as to certain matters which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 15 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement (other than a dispute addressed in Section 4.10).
15.2    Disputes Arising Between the Parties. With respect to all disputes arising between the Parties and not from the JDRC, including any alleged failure to perform, or breach,

of this Agreement, or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute within thirty (30) days after such dispute is first identified by either Party in writing to the other, the Parties shall refer such dispute to the Chief Executive Officers of each of the Parties, or a designee from senior management with decision-making authority (the Chief Executive Officer or such designee, the “Executive Officer”) for attempted resolution by good-faith negotiations within thirty (30) days after such notice is received.
15.3    Dispute Resolutions. If the Executive Officers are not able to resolve such dispute referred to them under Section 15.2 within such thirty (30) day period, then either Party shall have the right, but not the obligation, to submit such controversy or claim to non-binding mediation with the consent of the other Party. If the Parties are unable to resolve such dispute within thirty (30) calendar days after such dispute is mutually referred to non-binding mediation in accordance with this Section 15.3 or within thirty (30) calendar days after the dispute is referred to the Chief Executive Officers under Section 15.2, as the case may be, then either Party may refer the matter to arbitration in accordance with Section 15.5 unless such any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any patent rights covering the manufacture, use or sale of any Product or of any trademark rights relating to any Product in which case it shall be resolved in accordance with Section 15.4.
15.4    Patent and Trademark Dispute Resolution. Any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any patent rights covering the manufacture, use or sale of any Product or of any trademark rights relating to any Product shall be submitted to a court of competent jurisdiction in the Territory.
15.5    Arbitration. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by three arbitrators. Each party shall nominate one arbitrator and the two arbitrators so selected shall nominate the third arbitrator. If the parties’ two arbitrators cannot agree on a third arbitrator, the third arbitrator shall be appointed by the International Court of Arbitration of the International Chamber of Commerce in accordance with the Rules. The place of arbitration shall be San Francisco, California, U.S.A. The language of the arbitration shall be English. The arbitration and all disputes determined therein shall be governed by New York law. Unless the parties otherwise agree, the arbitrators shall apply the International Bar Association Rules on the Taking of Evidence in International Commercial Arbitration. Unless the parties otherwise agree, the arbitrators shall not have the power to appoint experts. The arbitrators shall not issue any award, grant any relief or take any action that is prohibited by or inconsistent with the provisions of this Agreement and may not, under any circumstances, award punitive or exemplary damages. The award rendered by the panel of arbitrators shall be binding upon the parties hereto and judgment on the award may be entered in any court having jurisdiction thereof. Each party shall bear its own attorneys’ fees in connection with any arbitral proceedings and the arbitrators shall not include attorneys’ fees in any award.

15.6    Injunctive Relief. Nothing herein may prevent either Party from seeking a preliminary injunction or temporary restraining order, in any court of competent jurisdiction, so as to prevent any Confidential Information from being disclosed in violation of this Agreement.
ARTICLE 16
GENERAL TERMS
16.1    Entire Agreement; Amendment. This Agreement, including the Schedules hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof, including the Confidential Disclosure Agreement between the Parties dated September 9, 2013 (which shall remain effective prior to the Effective Date). There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized representative of each Party.
16.2    Force Majeure. A Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party makes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe. Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of force majeure affecting such Party, unless such event of force majeure specifically prevents the prevented Party from making such payments, in which event such prevented Party shall use commercially reasonable efforts to make such payments through alternative means; provided, however, that in any case such payments shall continue to be due and payable hereunder.
16.3    Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 16.3, and shall be deemed to have been given for all purposes (i) when delivered, if hand-delivered or sent by facsimile or e-mail on a Business Day, (ii) on the next Business Day if sent by a reputable international overnight courier service, or (iii) five (5) Business Days after mailing, if mailed by first-class certified or registered airmail, postage prepaid, return receipt requested. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below:

If to Brickell:	[***]

With a copy to:	[***]

If to Kaken:	[***]

With a copy to:	[***]
16.4    No Strict Construction; Interpretation. This Agreement has been prepared jointly and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.
16.5    Assignment and Delegation. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that Brickell may make such an assignment without Kaken’s consent to (a) Affiliates (provided, however that Brickell will remain jointly and severally liable with, and will guarantee the performance of, the relevant Affiliate under this Agreement, and the relevant Affiliate assignee, will assume in writing all of Brickell’s obligations under this Agreement) and (b) a successor to substantially all of the business of Brickell to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction, provided that such successor agrees to be bound by the terms of this Agreement. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.5 shall be null, void and of no legal effect. Brickell may delegate one or more of its obligations under this Agreement to an exclusive licensee of the Product outside the Territory. For clarity, any Patent, Know-How or Invention, owned or Controlled by an Affiliate of Brickell that became an Affiliate of Brickell after the Effective Date as a result of a Change of Control of Brickell shall not be considered Brickell Technology for purposes of this Agreement.
16.6    Compliance with Applicable Law; Further Actions. Each Party shall comply with all applicable Law in performing its obligations pursuant to this Agreement. Each Party also agrees to execute, acknowledge and deliver such further instruments, and to perform all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
16.7    Third Party Beneficiary. [***].
16.8    Severability. If any one or more of the provisions of this Agreement are held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, such provision or provisions shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good-faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.
16.9    No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.
16.10    Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.
16.11    English Language; Governing Law. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state.
16.12    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[No Further Text on This Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

BRICKELL BIOTECH, INC.	KAKEN PHARMACEUTICAL CO., LTD.
By: /s/ Andrew Sklawer Name: Andrew Sklawer Title: Co-Founder and Vice President	By: /s/ Tetsuo Onuma Name: Tetsuo Onuma Title: President and Representative Director

[Signature Page to License, Development and Commercialization Agreement]

SCHEDULE 1.5
BRICKELL PATENTS

[***]

SCHEDULE 2.7
[***] License Agreement

[***]

1

EXHIBIT A
List of Patents and Patent Applications
[***]

2

EXHIBIT B

Annual Development Plan for Brickell Biotech, Inc.
[***]

3

AMENDMENT NO. I TO
LICENSE AGREEMENT
[***]

1

ATTACHMENT A
List of Patents and Patent Applications
[***]

2

Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

AMENDMENT
TO
LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
This AMENDMENT (this “Amendment”) to the LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the “Agreement”) is made on this 7th day of April, 2015 (the “Amendment Effective Date”), by and between Brickell Biotech, Inc., a Delaware corporation (“Brickell”), and Kaken Pharmaceutical Co., Ltd., a company legally organized and existing under the law of Japan (“Kaken”).
WHEREAS, Brickell and Kaken entered into the Agreement on March 31, 2015; and
WHEREAS, Brickell and Kaken desire to amend the Agreement as set forth in this Amendment.
NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Amendment, the Parties agree as follows:
1.    As used in this Amendment, capitalized terms shall have the same meanings set forth in the Agreement, unless otherwise defined in this Amendment.
2.    Section 8.1 of the Agreement is hereby amended to add the following sentence at the end thereof:
“In addition, such [***] shall be in consideration for [***] under (a) the [***]as set forth in Section 2.1.1(i) of the Agreement, with [***], (b) the [***] as set forth in Section 2.1.1(iii) of the Agreement to Manufacture the Product and Drug Substance in the Territory for purpose of (a) above, and (c) the [***]as set forth in Section 2.1.1(iv) to Manufacture the Product and Drug Substance on Brickell’s behalf in accordance with the [***].”
3.    Section 8.2 of the Agreement is hereby amended to add the following sentence at the end of the first paragraph thereof:
“[***]: (1) such first development milestone payment (in the amount of Ten Million Dollars ($10,000,000)) [***].”
4.    Except as specifically set forth in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.
5.    This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Brickell and Kaken have executed this Amendment by their respective officers hereunto duly authorized, as of the Amendment Effective Date.

BRICKELL BIOTECH, INC. By: /s/ Andrew Sklawer Name: Andrew Sklawer Title: Co-Founder and Vice President	KAKEN PHARMACEUTICAL CO., LTD. By: /s/ Tetsuo Onuma Name: Tetsuo Onuma Title: President and Representative Director

2

Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

AMENDMENT NO. 3
TO
LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
THIS AMENDMENT (this “Amendment”), dated March 14, 2018 (the “Amendment Effective Date”), is entered into by and between Brickell Biotech, Inc., a Delaware corporation (“Brickell”), and Kaken Pharmaceutical Co., Ltd., a company legally organized and existing under the law of Japan (“Kaken”).
WHEREAS, Brickell and Kaken entered into a License, Development and Commercialization Agreement on March 31, 2015 and thereafter amended it on April 7, 2015, February 24, 2016, and October 6, 2017 (as amended, the “Agreement”);
WHEREAS, the Agreement provides, among other things, that Kaken has the right to [***] by [***];
WHEREAS, Brickell and Kaken entered into the ROFN Agreement on October 6, 2017 and Kaken [***]; and
WHEREAS, Brickell desires to [***] and Kaken is willing to assist Brickell in [***] by [***] as set forth in this Amendment.
NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Amendment, the Parties agree as follows:
1.    As used in this Amendment, capitalized terms shall have the same meanings set forth in the Agreement, unless otherwise defined in this Amendment.
2.    Section 8.2 of the Agreement shall be amended as follows:
a.    [***]
b.    [***]
c.    The final paragraph of Section 8.2 shall be amended to read as follows:
[***]
[***]
3.    [***].
4.    Except as specifically set forth in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

5.    This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, Brickell and Kaken have executed this Amendment by their respective officers hereunto duly authorized, as of the Amendment Effective Date.

BRICKELL BIOTECH, INC. By: /s/ Andrew Sklawer Name: Andrew Sklawer Title: COO	KAKEN PHARMACEUTICAL CO., LTD. By: /s/ Tetsuo Onuma Name: Tetsuo Onuma Title: President and Representative Director

2

Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

AMENDMENT NO. 4
TO
LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
THIS AMENDMENT (this “Amendment”), dated May 22, 2018 (the “Amendment Effective Date”), is entered into by and between Brickell Biotech, Inc., a Delaware corporation (“Brickell”), and Kaken Pharmaceutical Co., Ltd., a company legally organized and existing under the law of Japan (“Kaken’).
WHEREAS, Brickell and Kaken entered into a License, Development and Commercialization Agreement on March 31, 2015 and thereafter amended it on April 7, 2015, February 24, 2016, October 6, 2017, and March 14, 2018 (as amended, the “Agreement”); and
WHEREAS, Brickell desires [***] to [***] and Kaken desires to provide Brickell with [***] to [***].
NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Amendment, the Parties agree as follows:
1.    As used in this Amendment, capitalized terms shall have the same meanings set forth in the Agreement, unless otherwise defined in this Amendment.
2.    The following new Section shall be added to the Agreement as Section 8.8:
8.8    [***].
8.8.1    [***]. Before Brickell commences any of the [***]. Brickell shall obtain Kaken’s written consent on [***], such consent not to be unreasonably withheld or delayed. Kaken shall have the right, during normal business hours, upon reasonable advance notice, and on dates previously discussed in good faith by the Parties, to reasonably monitor the activities of the [***] with respect to such [***]; provided, that Brickell representative(s) may, at Brickell’s election, be present with Kaken during any such monitoring activities. Subject to circumstances that are outside the reasonable control of Brickell, Brickell shall [***] and provide Kaken with a [***] reasonably acceptable to Kaken by no later than [***]. For the avoidance of doubt, all [***] shall constitute [***] and without limiting the Parties’ rights or obligations set forth in Section 4.6.2, Brickell shall promptly provide Kaken with copies of [***].
8.8.2    For purposes of this Agreement, “Phase III Criteria” shall mean (i) the FDA’s positive review of [***] to be conducted by Brickell, which [***], (ii) receipt by Kaken of [***] from Brickell reasonably acceptable to Kaken with respect to [***] and (iii) Kaken and Brickell mutually agreeing that [***] and that there will be [***] as a result of [***] in a manner necessary to satisfy FDA requirements.

3.    Section 8.2 of the Agreement shall be amended as follows:
[***].
4.    [***]:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

5.    The Parties agree that if Kaken has [***] as set forth in Section 3 of this Amendment [***], then Brickell may terminate this Amendment at any time within thirty (30) days thereafter by written notice to Kaken, in which case this Amendment shall be of no effect from and after the date of such termination, and the terms set forth herein shall be void ab initio.
6.    Except as specifically set forth in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.
7.    This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2

IN WITNESS WHEREOF, Brickell and Kaken have executed this Amendment by their respective officers hereunto duly authorized, as of the Amendment Effective Date.

BRICKELL BIOTECH, INC. By: /s/ Andrew Sklawer Name: Andrew Sklawer Title: Chief Operating Officer	KAKEN PHARMACEUTICAL CO., LTD. By: /s/ Tetsuo Onuma Name: Tetsuo Onuma Title: President and Representative Director

3